SEC File No. 024-11630

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 1-A POS

(Post-Qualification Amendment No. 2)

Dated: March 3, 2023

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Fernhill Corp.
(Exact name of issuer as specified in its charter)

Nevada
(State of other jurisdiction of incorporation or organization)

3773 Howard Hughes Pkwy

Suite 500s

Las Vegas, NV 89169

(775) 400-1180
(Address, including zip code, and telephone number,
including area code of issuer's principal executive office)

Jeff Turner
897 W Baxter Dr.

South Jordan, UT 84095

801-810-4465
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

1040	77-0454856
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Offering Circular is following the Offering Circular format described in Part II (a)(1)(ii) of Form 1-A.

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PART II –OFFERING CIRCULAR - FORM 1-A POS: TIER I

OFFERING CIRCULAR

Dated: March 3, 2023

Subject to Completion

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

Fernhill Corp.

3773 Howard Hughes Pkwy

Suite 500s

Las Vegas, NV 89169

(775) 400-1180

486,363,636 Shares of Common Stock

at a price range of $0.008-$0.02 per Share

Minimum Investment: $250

Maximum Offering: $9,000,000

This Post-Qualification Offering Circular Amendment No. 1 amends the Offering Circular of Fernhill Corp, a Nevada corporation (the Company”), dated March 30, 2022, as qualified on March 31, 2022, and as may be amended and supplemented from time to time. The purpose of this Post-Qualification Amendment is to: (i) increase the number of shares offered by 153,030,303 shares to a total number of 486,363,636 shares offered; and (ii) increase the price of the shares offered to a price to be determined after qualification within the range of $0.008-$0.02 per share.

See The Offering - Page 9 and Securities Being Offered - Page 29 For Further Details. None of the Securities Offered Are Being Sold by Present Security Holders. This Offering Will Commence Upon Qualification of this Offering by the Securities and Exchange Commission and Will Terminate 365 days from the date of qualification by the Securities and Exchange Commission, Unless Extended or Terminated Earlier by The Issuer

PLEASE REVIEW ALL RISK FACTORS ON PAGES 10 THROUGH PAGE 16 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

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Because these securities are being offered on a "best efforts" basis, the following disclosures are hereby made:

Title of Securities Offered	Total Number of Shares Offered	Number of Shares Sold to Date	Proceeds to Company to Date (2)	Number of Remaining shares to be Sold	Price to Public of Remaining Shares to be Sold	Proceeds to Company from Remaining Shares (2)	Commissions (1)	Total Proceeds to Company (3)
Common Stock	486,363,636	36,363,636	$400,000	450,000,000	$0.008-$0.02	$3,600,000-$9000,000	$0	$3,890,909 -$9,727,273

(1) The Company shall pay no commissions to underwriters for the sale of securities under this Offering.

(2) Does not reflect payment of expenses of this Offering, which are estimated to not exceed $25,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue-sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the offering to the Company, which will be used as set out in "USE OF PROCEEDS TO ISSUER." There are no finder's fees or other fees being paid to third parties from the proceeds. See 'PLAN OF DISTRIBUTION.'

(3) Assumes the sale of all Remaining Shares.

This Offering (the "Offering") consists of Common Stock (the "Shares" or individually, each a "Share") that is being offered on a "best efforts" basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Fernhill Corp., a Nevada Corporation (the "Company"). There are 486,363,636 Shares being offered, of which (a) 36,363,636 shares have been sold at a price of $0.011 per share, or $400,000 in aggregate, and (b) 450,000,000 Remaining Shares that will be offered at a price to be determined after qualification within the range of $0.002-$0.02 per Share with a minimum purchase of $250 per investor. We may waive the minimum purchase requirement on a case-by-case basis in our sole discretion. The Shares are being offered only by the Company on a best-efforts basis to an unlimited number of accredited investors and to an unlimited number of non-accredited investors subject to the limitations of Regulation A. Under Rule 251(d)(2)(i)(C) of Regulation of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth). The maximum aggregate amount of the Shares offered is 486,363,636 Shares of Common Stock ($9,727,273 at the maximum offering price). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

Our Common Stock is currently quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol "FERN". On February 17, 2023, the last reported sale price of our common stock was $0.0028 per share.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier I offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 365 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company’s CEO. Pending each closing, payments for the Shares will be paid directly to the Company. Funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO ISSUER” in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

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GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV (WHICH IS NOT INCORPORATED BY REFERENCE INTO THIS OFFERING CIRCULAR).

This Offering is inherently risky. See “Risk Factors” beginning on page 10.

Sales of these securities will commence within three calendar days of the qualification date and the filing of a Form 253(g)(2) Offering Circular AND it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

The Company is following the “Offering Circular” format of disclosure under Regulation A.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

PATRIOT ACT RIDER

The Investor hereby represents and warrants that Investor is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Investor has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering , including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

NO DISQUALIFICATION EVENT (“BAD BOY” DECLARATION)

NONE OF THE COMPANY, ANY OF ITS PREDECESSORS, ANY AFFILIATED ISSUER, ANY DIRECTOR, EXECUTIVE OFFICER, OTHER OFFICER OF THE COMPANY PARTICIPATING IN THE OFFERING CONTEMPLATED HEREBY, ANY BENEFICIAL OWNER OF 20% OR MORE OF THE COMPANY’S OUTSTANDING VOTING EQUITY SECURITIES, CALCULATED ON THE BASIS OF VOTING POWER, NOR ANY PROMOTER (AS THAT TERM IS DEFINED IN RULE 405 UNDER THE SECURITIES ACT OF 1933) CONNECTED WITH THE COMPANY IN ANY CAPACITY AT THE TIME OF SALE (EACH, AN “ISSUER COVERED PERSON”) IS SUBJECT TO ANY OF THE “BAD ACTOR” DISQUALIFICATIONS DESCRIBED IN RULE 506(D)(1)(I) TO (VIII) UNDER THE SECURITIES ACT OF 1933 (A “DISQUALIFICATION EVENT”), EXCEPT FOR A DISQUALIFICATION EVENT COVERED BY RULE 506(D)(2) OR (D)(3) UNDER THE SECURITIES ACT. THE COMPANY HAS EXERCISED REASONABLE CARE TO DETERMINE WHETHER ANY ISSUER COVERED PERSON IS SUBJECT TO A DISQUALIFICATION EVENT.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed Offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an Offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the Offering statement is qualified, is reasonably expected to be offered and sold within one year from the initial qualification date. No securities will be offered or sold “at the market.” The Shares will be sold at a fixed price to be determined after qualification.  We have provided a bona fide estimate of the price range of the Offering, pursuant to Rule 253(b)(2). The Offering Price will be filed by the Company via an offering circular supplement pursuant to Rule 253(c). The supplement will not, in the aggregate, represent any change from the maximum aggregate Offering price calculable using the information in the qualified Offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the Offering Circular after qualification.

Sale of these shares will commence within three calendar days of the qualification date, and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

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Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ‘should,’ ‘can have,’ ‘likely’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

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OFFERING CIRCULAR SUMMARY, PERKS AND RISK FACTORS

OFFERING CIRCULAR SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Unless otherwise indicated, the terms “Fernhill Corp.,” “Fernhill,” “the Company,” we,” “our,” and “us” are used in this Offering Circular to refer to Fernhill Corp, to one or more of our subsidiaries, or to all of them taken as a whole.

Business Overview

Fernhill Corp. a Nevada corporation, is a developer and acquirer of high performance proprietary software solutions focused on crypto currency mining, digital asset trading and infrastructure applications that are designed to simplify, optimize and automate the blockchain ecosystem. Fernhill supports and pursues ESG initiatives and is Signatory Member of the Crypto Climate Accord (CCA). For further information regarding the Company and our plan of operation, see the section entitled “Description of Business” beginning on page 21 of this Offering Circular.

Issuer:	Fernhill Corp.

Type of Stock Offering:	Common Stock

Price Per Remaining Share	$0.008-$0.02

Minimum Investment:	$250 per investor. We may waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

Maximum Offering:	$9,727,273 (includes the shares already sold and assumes the sale of all Remaining Shares). The Company will not accept investments greater than the Maximum Offering amount.

Maximum Shares Offered:	486,363,636 Shares of Common Stock

Investment Amount Restrictions:	Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Method of Subscription:	After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, investors can subscribe to purchase the Shares by completing the Subscription Agreement and sending payment by check, wire transfer, or ACH. Upon the approval of any subscription, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. Subscriptions are irrevocable and the purchase price is non-refundable.

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Use of Proceeds:	See the description in section entitled "USE OF PROCEEDS TO ISSUER" on page 20 herein.

Voting Rights:	The Shares have full voting rights.

Trading Symbols:	Our common stock is directly quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol “FERN"

Transfer Agent and Registrar	Action Stock Transfer Corporation is our transfer agent and registrar in connection with the Offering.

Length of Offering:	Shares will be offered on a continuous basis until either (1) the maximum number of Shares or sold; (2) 365 days from the date of qualification by the Commission, (3) the Company in its sole discretion withdraws this
Offering.

The Offering

Common Stock Outstanding as of the date of this Offering Circular (1)	2,285,783,358 Shares
Common Stock in this Offering	486,363,636 Shares
Common Stock already sold in this Offering	36,363,636 Shares
Remaining Shares to be sold in this Offering	450,000,000 Shares
Stock to be outstanding after the offering (2)	2,735,783,358 Shares

The Company has also authorized 10,000,000 shares of Preferred Stock, of which 1,000,000 shares of Series A Preferred Stock are issued and outstanding and has designated 10,000 shares of Series B Preferred stock, of which 0 shares are issued and outstanding. No Preferred Stock is being sold in this Offering.

The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this Offering. The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors.

Investment Analysis

There is no assurance Fernhill Corp. will be profitable, or that management's opinion of the Company's future prospects will not be outweighed by the unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

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RISK FACTORS

The purchase of the Company's Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company's business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward- looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company's business, please be advised that the Company's actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company's current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Relating to the Company and Its Business

The Company has a limited operating history.

The Company has a limited operating history. There can be no assurance that the Company's proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that it will ever realize any significant operating revenues or that its operations will ever be profitable.

The Company is dependent upon its management, key personnel, and consultants to execute its business plan.

The Company's success is heavily dependent upon the continued active participation of the Company's current executive officers, Marc Lasky and Christopher Kern. Loss of these individuals could have a material adverse effect upon the Company's business, financial condition, or results of operations. Further, the Company's success and achievement of the Company's growth plans depend on the Company's ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the fintech sector, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company's activities, could have a materially adverse effect on its ability to operate. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company's business, financial condition, or results of operations.

Although dependent upon certain key personnel, the Company does not have any key man life insurance policies on any such people.

The Company is dependent upon management in order to conduct its operations and execute its business plan. However, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management, or founders die or become disabled, the Company will not receive any compensation that would assist with such person's absence. Although the Company has plans to purchase key man life insurance on its key personnel in the future, the loss of such person prior to the purchase of such coverage could negatively affect the Company and its operations.

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The Company is subject to income taxes as well as non-income-based taxes such as payroll, sales, use, value-added, net worth, property, and goods and services taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income-based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which a determination is made.

The Company is not subject to Sarbanes-Oxley regulations and lacks the financial controls and safeguards required of public companies.

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. The Company expects to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required to comply with the management certification and auditor attestation requirements.

The Company has engaged in certain transaction with related persons.

Please see the section of this Offering Circular entitled "Interest of Management and Others in Certain Related-Party Transactions and Agreements"

The Company's bank accounts will not be fully insured.

The Company's regular bank accounts have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of the Company's banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company's business plan is speculative.

The Company's present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.

The Company has incurred debt and will likely incur future debt.

The Company has incurred debt and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

If we are unable to effectively protect our intellectual property, we may lose our ability to operate our business and compete in this industry.

Our success will depend on our ability to obtain and maintain meaningful intellectual property protection for any such intellectual property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company's financial results as well as your investment.

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A breakdown of computer/information systems or the Company’s website could affect the Company’s ability to conduct business.

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company's ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company's financial results as well as your investment.

Changes in the economy could have a detrimental impact on the Company.

Changes in the general economic climate could have a detrimental impact on consumer expenditure and, therefore, on the Company's revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers' confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company's financial results and on your investment.

The amount of capital the Company is attempting to raise in this Offering may not be enough to sustain the Company’s current business plan.

In order to achieve the Company's near and long-term goals, the Company may need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms, if at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause you to lose all or a portion of your investment.

Additional financing may be necessary for the implementation of our growth strategy.

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include, but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to substantially curtail our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our operating plan relies in large part on assumptions and analysis developed by the Company. If these assumptions prove to be incorrect, the Company’s actual operating results may be materially different from our forecasted results.

Whether actual operating results and business developments will be consistent with the Company's expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company's control, including, but not limited to:

•	whether the Company can obtain sufficient capital to sustain and grow its business
•	our ability to manage the Company's growth
•	demand for the Company's products and services
•	the timing and costs of new and existing marketing and promotional efforts
•	competition
•	the Company's ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel
•	the overall strength and stability of domestic and international economies
•	consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company's control, could materially and adversely affect its business, results of operations and financial condition.

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To date, the Company has not been profitable and may not be profitable for the foreseeable future. The Company cannot accurately predict when it might become profitable.

The Company has not been profitable and may not be able to generate significant revenues in the future. Furthermore, the Company expects to incur substantial operating expenses in order to fund the expansion of the Company's business. In addition, the Company recently lost a contract with one of its main clients, which will result in a significant decrease in revenue in the short term until it can be replaced with new revenue. As a result, the Company expects to continue to experience substantial negative cash flow for the foreseeable future and cannot predict when, or even if, the Company might become profitable.

The Company may be unable to manage its growth or implement its strategy.

The Company may not be able to expand its product and service offerings, markets, or implement the other features of the Company's business strategy at the rate or to the extent presently planned. Rapid, significant growth will place a strain on the Company's administrative, operational, and financial resources. If the Company is unable to successfully manage its future growth, establish and continue to upgrade its operating and financial control systems, recruit and hire necessary personnel, or effectively manage unexpected expansion difficulties, the Company's financial condition and results of operations could be materially and adversely affected.

The Company's business model is evolving.

The Company's business model is unproven and is likely to continue to evolve. Accordingly, the Company's initial business model may not be successful and may need to be changed. The Company's ability to generate significant revenues will depend, in large part, on the Company's ability to successfully market its products to potential users who may not be convinced of the need for the Company's products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the its business model as the Company's market continues to evolve.

The Company faces competition from companies of varying sizes, some of which have greater access to financial resources, research and development, and other resources.

In many cases, the Company's competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company's ability to compete depends, in part, upon a number of factors outside the Company's control, including the ability of the Company's competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it would have a material adverse effect on the Company's results of operations.

Limitation on director liability.

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Unfavorable global economic, business or political conditions could adversely affect our business, financial condition or results of operations.

Our results of operations could be adversely affected by general conditions in the global economy and in the global financial markets, including conditions that are outside of our control, including the U.S. presidential election and the impact of health and safety concerns, such as those relating to the current COVID-19 outbreak. The most recent global financial crisis caused extreme volatility and disruptions in the capital and credit markets. A severe or prolonged economic downturn could result in a variety of risks to our business, including weakening our ability to raise additional capital when needed on acceptable terms, if at all. Any of the foregoing could harm our business and we cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact our business.

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To date, the COVID-19 outbreak has not had a material adverse impact on our operations. However, the future impact of the COVID-19 outbreak is highly uncertain, cannot be predicted and there is no assurance that the COVID-19 outbreak will not have a material adverse impact on the future results of the Company. The extent of the impact, if any, will depend on future developments, including actions taken to contain the coronavirus.

Risks related to our DIGXNFT Marketplace

•	Revenue of our NFT marketplace will be highly dependent upon our ability to attract great collections and creators in order to populate our marketplace with meaningful content, utility and community. We may not be able to attract great collections on a consistent basis over the long term, if ever at all; Since the site is not fully operational, we currently do not have agreements in place with any new creators.
•	As a technology platform, we may be subject to various cyber-attacks to gain control of our platform, get access to our or a participant’s wallets, or to steal whatever collections are hosted in our platform;
•	The NFT’s that we choose to support on our marketplace may not achieve wide scale interest or adoption and may not succeed;
•	The procedures we use to review, diligence, select and curate NFTs for our marketplace may overlook certain variables or be deficient in some manner, which may lead us to selecting a collection that may not succeed in a successful launch or may harm our market participants;
•	Our procedures for reviewing and curating a project is subject to our own respective biases and assumed beliefs of the market may not be correct or true, which may result in an adverse effect in our ability to produce a successful sale of that NFT collection or produce revenues.
•	Revenue for our NFT Marketplace is substantially dependent on the prices of crypto assets and volume of transactions conducted on our platform. If such price or volume declines, our business, operating results, and financial condition would be affected. Transaction revenue is based on transaction fees that are either a flat fee or a percentage of the value of each transaction. We also generate revenue from our subscription products and services and, while revenues from these products and services are growing, they have not been significant to date, most of this revenue will also fluctuate based on the demand and interest in digital asset trading. As such, any declines in the volume of crypto asset transactions, the price of crypto assets, or market liquidity for crypto assets generally may result in lower total revenue to us.
•	The price of crypto assets, digital assets and NFTs and associated demand for buying, selling, and trading these types of assets have historically been subject to significant volatility.

A particular crypto asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if we are unable to properly characterize a crypto asset, we may be subject to regulatory scrutiny, inquiries, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.

The SEC and its staff have taken the position that certain crypto assets fall within the definition of a “security” under the U.S. federal securities laws. The legal test for determining whether any given crypto asset is a security is a highly complex, fact-driven analysis that evolves over time, and the outcome is difficult to predict. The SEC generally does not provide advance guidance or confirmation on the status of any particular crypto asset as a security. Furthermore, the SEC’s views in this area have evolved over time and it is difficult to predict the direction or timing of any continuing evolution. It is also possible that a change in the governing administration or the appointment of new SEC commissioners could substantially impact the views of the SEC and its staff. For example, Chair Gary Gensler has repeatedly remarked on the need for further regulatory oversight on crypto assets, crypto trading, and lending platforms by the SEC. Public statements by senior officials at the SEC indicate that the SEC does not intend to take the position that Bitcoin or Ethereum are securities (in their current form). Bitcoin and Ethereum are the only crypto assets as to which senior officials at the SEC have publicly expressed such a view. Moreover, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other crypto asset. With respect to all other crypto assets, there is currently no certainty under the applicable legal test that such assets are not securities, notwithstanding the conclusions we may draw based on our risk-based assessment regarding the likelihood that a particular crypto asset could be deemed a “security” under applicable laws. Similarly, though the SEC’s Strategic Hub for Innovation and Financial Technology published a framework for analyzing whether any given crypto asset is a security in April 2019, this framework is also not a rule, regulation or statement of the SEC and is not binding on the SEC.

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Risks Relating to This Offering and Investment

The Company may undertake additional equity or debt financing that may dilute the Shares in this Offering.

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An investment in the Shares is speculative and there can be no assurance of any return on such investment.

An investment in the Company's Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares are offered on a “best efforts” basis and the Company may not raise the maximum amount being offered.

Since the Company is offering the Shares on a "best efforts" basis, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use of Proceeds to Issuer which the Company has outlined in this Offering Circular or to meet the Company's working capital needs. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We have not paid dividends in the past and do not anticipate paying them in the future. You return on investment, if any, will be limited to the market value of the Shares you purchase.

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the future. Since we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if the market value of the Shares appreciates beyond your purchase price. While the Company may choose to pay dividends at some point in the future to its shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

The Company may not be able to obtain additional financing.

Even if the Company is successful in selling the maximum number of Shares in the Offering, the Company may require additional funds to continue and grow its business. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to the Company's current shareholders and to you if you invest in this Offering.

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The offering price has been arbitrarily determined.

The offering price of the Shares has been arbitrarily established by the Company based upon its present and anticipated financing needs and bears no relationship to the Company's present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The management of the Company has broad discretion in application and use of Offering proceeds.

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this Offering in order to address changed circumstances and opportunities. As such, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds of the Offering.

An investment in the Company Shares could result in a loss of your entire investment.

An investment in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

Sales of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.

If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that we deem reasonable or appropriate.

The Shares in this Offering have no protective provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a 'liquidation event' or 'change of control' the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You will not have significant influence on the management of the Company.

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

No guarantee of return on investment.

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Form 1-A, Offering Circular, and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

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Our subscription agreement identifies the State of Nevada for purposes of governing law.

The Company’s Subscription Agreement for shares issued under this Regulation A offering contains a choice of law provision stating, “all questions concerning the construction, validity, enforcement and interpretation of the Offering Circular, including, without limitation, this [Subscription] Agreement, shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.” As such, excepting matters arising under federal securities laws, any disputes arising between the Company and shareholders acquiring shares under this Offering shall be determined in accordance with the laws of the state of Nevada. Furthermore, the Subscription Agreement establishes the state and federal courts located in the city of Carson City, Nevada as having jurisdiction over matters arising between the Company and shareholders.

These provisions may discourage shareholder lawsuits or limit shareholders’ ability to obtain a favorable judicial forum disputes with the company and its directors, officers or other employees.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

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DETERMINATION OF OFFERING PRICE

This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to the market.  The Offering Price has yet to be determined, but will be fixed at a later date pursuant to Rule 253(b).  We have provided a bona fide estimate of range of the Offering Price, which range has been arbitrarily determined and is not meant to reflect a valuation of the Company.

DILUTION

The term 'dilution' refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this Offering are fully subscribed and sold, the Shares offered herein will constitute approximately 16% of the total Shares of stock of the Company. The Company anticipates that subsequent to this Offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Our historical net tangible book value as of June 30, 2022 was $6,632,664 or $0.0029 per share based on 2,285,783,358 outstanding shares of our Common Stock outstanding as of the date of this Offering Circular. Historical net tangible book value per share equals the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Shares offered for sale in this Offering at the Maximum Offering Price (before deducting our estimated offering expenses of $25,000):

	100%	75%	50%	25%
Funding Level	$9,000,000	$6,750,000	$4,500,000	$2,250,000
Offering Price	$0.02	$0.02	$0.02	$0.02
Net tangible book value per share of Common Stock before this Offering (1)	$0.0029	$0.0029	$0.0029	$0.0029
Increase in net tangible book value per share attributable to new investors in this Offering	$0.0028	$0.0022	$0.0015	$0.0008
Net tangible book value per share of Common Stock, after this Offering (2)	$0.0057	$0.0051	$0.0044	$0.0037
Dilution per share to investors in the Offering	$0.0143	$0.0149	$0.0156	$0.0163

(1)	Based on net tangible shareholders equity book value as of June 30, 2022 of $6,632,664 and 2,241,662,827 outstanding shares of Common Stock as of the date of this Offering Circular.

(2)	Before deducting estimated offering expenses of $25,000.

There is no material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

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PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to 486,363,636 in Shares of our Common Stock. The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company will not initially sell the Shares through commissioned broker-dealers, but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. Subscribers have no right to a return of their funds. The Company may terminate the offering at any time for any reason at its sole discretion, and may extend the Offering past the termination date of 365 days from the date of qualification by the Commission in the absolutely discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act. None of the Shares being sold in this Offering are being sold by existing securities holders.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the "SEC"), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved and the Company will receive the proceeds directly from any subscription. You will be required to complete a subscription agreement in order to invest.

The Company, in its sole discretion, may issue the Shares under this Offering (i) for cash; (ii) in satisfaction of outstanding indebtedness; (iii) for services; or (iv) for any other consideration deemed appropriate by the Company without notice to subscribers. We will receive no cash proceeds from shares issued in satisfaction of outstanding indebtedness, for services, or in fulfillment of any other agreements.

All subscription agreements and checks received by the Company for the purchase of shares are irrevocable until accepted or rejected by the Company and should be delivered to the Company as provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the Company’s Chief Executive Officer or by specific resolution of our board of directors. Any subscription not accepted within 30 days will be automatically deemed rejected. Once accepted, the Company will deliver a stock certificate to a purchaser within five days from request by the purchaser; otherwise, purchasers’ shares will be noted and held on the book records of the Company.

At this time no broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority ("FINRA"), is being engaged as an underwriter or for any other purpose in connection with this Offering. This Offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 365 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check or wire transfer, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Common Stock in this Offering, you must deliver a funds for acceptance or rejection. The minimum investment amount for a single investor is a principal amount of $250. All subscription checks should be sent to the following address:

Fernhill Corp.

3773 Howard Hughes Pkwy

Suite 500s

Las Vegas, NV 89169

In such case, subscription checks should be made payable to Fernhill Corp. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor. The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. The Company maintains the right to accept subscriptions below the minimum investment amount or minimum per share investment amount in its discretion. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

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This is an offering made under "Tier 1" of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor's suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of "specially designated nationals" or "blocked persons" maintained by the U.S. Office of Foreign Assets Control ("OFAC") at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A "Sanctioned Country" means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering.

OTC Markets Considerations

The OTC Markets is separate and distinct from the New York Stock Exchange and Nasdaq stock market or other national exchange. Neither the New York Stock Exchange nor Nasdaq has a business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to New York Stock Exchange and Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although other national stock markets have rigorous listing standards to ensure the high quality of their issuers and can delist issuers for not meeting those standards; the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Investors may have greater difficulty in getting orders filled than if we were on Nasdaq or other exchanges. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than New York Stock Exchange and Nasdaq-listed securities.

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USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company's current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Remaining Shares in this Offering are $9,000,000. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $8,975,0003 after the payment of offering costs such as printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use substantially all of the net proceeds for general working capital, repayment of outstanding debt obligations, and expansion of PerfectMine, MainBloq, and DigXNFT. At present, management's best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company's management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company's management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

USE OF PROCEEDS

Offering Price: $0.02	10%	25%	50%	75%	100%
Working Capital	$275,000	$400,000	$800,000	$1,000,000	$1,500,000

Repayment of Notes Payable	$225,000	$500,000	$600,000	$850,000	$900,000

PerfectMine, MainBloq, and DigXNFT Expansion	$300,000	$1,250,000	$3,000,000	$4,800,000	$6,500,000

Ongoing Accounting, Auditing, & Legal Expense	$100,000	$100,000	$100,000	$100,000	$100,000

Total	$900,000	$2,250,000	$4,500,000	$6,750,000	$9,000,000

Offering Price: $0.014	10%	25%	50%	75%	100%
Working Capital	$80,000	$375,000	$600,000	$800,000	$1,000,000

Repayment of Notes Payable	$150,000	$400,000	$600,000	$600,000	$600,000

PerfectMine, MainBloq, and DigXNFT Expansion	$200,000	$700,000	$1,850,000	$3,225,000	$4,600,000

Ongoing Accounting, Auditing, & Legal Expense	$100,000	$100,000	$100,000	$100,000	$100,000

Total	$630,000	$1,575,000	$3,150,000	$4,725,000	$6,300,000

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Offering Price: $0.008	10%	25%	50%	75%	100%
Working Capital	$60,000	$140,000	$300,000	$460,000	$500,000

Repayment of Notes Payable	$100,000	$240,000	$500,000	$640,000	$900,000

PerfectMine, MainBloq, and DigXNFT Expansion	$100,000	$400,000	$800,000	$1,200,000	$1,800,000

Ongoing Accounting, Auditing, & Legal Expense	$100,000	$120,000	$200,000	$400,000	$400,000

Total	$360,000	$900,000	$1,800,000	$2,700,000	$3,600,000

As indicated in the table above, if we sell only 75%, or 50%, or 25% or 10% of the shares offered for sale in this Offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

Repayment of Notes Payable includes the repayment of: i) the promissory note issued in conjunction with the purchase of Qandlestick LLC, as described further in the section entitled "Description of Business – MainBloq.io" on Page 22; and ii) repayment of the promissory note issued to Boot Capital, LLC on September 26, 2022 and attached to this Offering Circular as Exhibit 6.12. Under the terms of the note, we are required to pay to Boot Capital $0.25 of each dollar received in this Offering after the initial $100,000 of proceeds until the balance of the note (approximately $51,300) has been paid in full.

Accounting Expenses includes the necessary expenses required to become a PCAOB audited company.

In lieu of cash payments, the Company may issue some of the Shares under this Offering to satisfy any outstanding debts or other Company obligations.  Although we will not receive any cash proceeds from these issuances, any issuance to satisfy outstanding debts will be allocated to the "Repayment of Notes Payable" category and will have the same effect as if we had received cash for the issuance and used the proceeds to satisfy the debt.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. No assurances can be provided that any milestone represented herein will be achieved. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total Offering amount, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the Offering as unanticipated events or opportunities arise. Additionally, the Company may from time to time need to raise more capital to address future needs.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company's management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate

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DESCRIPTION OF BUSINESS

Company History and Overview

Fernhill Corp. was incorporated in Nevada on April 7, 1997 under the name Alaskan Geodetic Survey Inc. On January 16, 2009, the Company filed articles of amendment with the state of Nevada changing the name of the Company to Global Gold Corporation. On November 7, 2011, the Company filed articles of amendment with the state of Nevada changing the name of the Company to Fernhill Corp.

We are a Web3 Enterprise Infrastructure platform focused on providing cloud-based APIs for digital asset trading, NFT marketplaces and data aggregation solutions.

We are a developer and acquirer of high-performance proprietary software solutions focused on crypto currency mining, digital asset trading and infrastructure applications that are designed to simplify, optimize and automate the blockchain ecosystem. Fernhill embraces a long-term view and horizon to create generational value for our shareholders by being incredible financial stewards, making select acquisitions, and being conscientious of the social and environmental impacts of the businesses we own and the resources we use.

Fernhill is the parent company of Worldwide Sun, LLC (“Worldwide”) in addition to Qandlestick, LLC (d/b/a MainBloq) and Crypto Mining Corp (d/b/a PerfectMine). Worldwide is a developer of solar power technology and various uses of the solar power technology; MainBloq provides a cloud-based software platform for digital asset trading; and PerfectMine is software platform that is being commercialized to optimize and automate crypto asset mining operations.

Our Business

The Company is a signatory member of the Crypto Climate Accord (“CCA”), a private sector initiative focused on decarbonizing the cryptocurrency industry over the coming years. Our membership in the CCA reflects part of the Company’s Mission. We strongly believe that we can do good while creating highly sustainable long-term shareholder value. For example, with our decentralized and distributed remote team, we do our small part with no commuting to and from offices for our employees and contractors. We are also a member of the Metaverse Standards Forum, a private sector initiative amongst over 500 corporate members that center around creating new standards for interoperability, security, data-sharing and the like. Furthermore, we strongly believe in Web3 and Decentralization. It is both Trustless and Permissionless. Web3 matters because it enables individuals to do business and exchange value with each other across the internet directly, without an intermediary (aka middleman). Web3 is positioned to disrupt a significant portion of the global economy while it also has the ability to free us from the shackles of big tech and oppressive governments.

As PerfectMine

The Company purchased PerfectMine in July 2021, a cryptocurrency mining operating system, in an effort to provide an onramp and access point to the broader crypto mining community and to have a unique and commercial grade technology platform for mining, management and monitoring crypto rigs. The Company plans to launch a multi-channel marketing plan to quickly scale up PerfectMine’s client base and is preparing to provide new features, functionality, tools and partnerships for the PerfectMine platform after completing a commercial-scale upgrades to its core code and infrastructure.

PerfectMine.io, delivered as software as a service ("SaaS"), provides optimized mining operating systems and algorithms, supports multiple cryptocurrencies and tokens such as Ethereum, LiteCoin, Monero and RavenCoin, and has the unique capability to support Multi-Card functionality that can run both Nvidia and AMD GPUs simultaneously, which is not commonly found in the industry. PerfectMine's platform simplifies, automates, and optimizes crypto mining rigs to improve hashrate yield and increase operational efficiencies. We have services agreements in place with each of PerfectMine’s clients that spell out the scope of services being provided, our terms of service and use policies, and the corresponding monthly billing terms and rates based upon the services the client is purchasing. The term of these agreements ranges from six months to up to two years. All payments made by these clients are in US Dollars via ACH or wire transfer. For subscription based services, we only accept fiat currency and currently do not accept crypto assets for payment of PerfectMine services.

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Fernhill recently hired its vice president of software engineering, Nathanael Coonrod, who is a senior level software applications developer and network infrastructure engineer with over 15 years of experience to help with the growth and expansion plans for PerfectMine, DIGXNFT and MainBloq. The Company launched a new upgraded version of the PerfectMine website and has been upgrading its network infrastructure and codebase to be more robust, secure and scalable, primarily leveraging the Amazon AWS platform. Based upon our funding, Fernhill intends to hire 3-4 new software developers, 2-3 customer service representatives and 2-3 sales and business development managers over the next twelve to eighteen months to support our growth and expansion plans and to properly serve a large growing base of clients. We are currently putting PerfectMine on a temporary pause given the quickly changing landscape and regulatory framework of the crypto mining, yield farming and token staking industries. In addition, we also strongly believe that the computer/server monitoring, management and optimization technology that PerfectMine provides may also be opportunistically positioned for other intensive data processing industries requiring large compute resources such as AI server farms, machine-to-machine (M2M) processing, and machine learning (ML) industries. We are exploring all opportunities to optimize this technology and otherwise diverting our resources to DIGXNFT and MainBloq as further outlined below.

Mainbloq.io

On November 15, 2021, we executed and closed a Membership Interest Purchase Agreement (“QNJ Purchase Agreement”) wherein we purchased all of the issued and outstanding membership interests of Qandlestick, LLC, a New Jersey limited liability company (“QNJ”), and its affiliated subsidiaries, including Qandlestick, LLC, a Delaware limited liability company (“QDE”), XSOR, LLC, a Delaware Limited Liability Company (“XSOR”), and Mainbloq LTD, an Isle of Man limited company (“MBIOM”, collectively with QNJ, QDE, and XSOR, “MainBloq”).  The total Purchase Price for MainBloq was $15,000,000.  At the Closing, we delivered to the Sellers (i) $25,000 in cash; (ii) an $825,000 promissory note, due and payable upon receipt of sufficient proceeds from this Offering; and (iii) $150,000 to the Escrow Agent to be held in escrow pursuant to the terms of the QNJ Purchase Agreement. The Sellers are entitled to an equity portion in the amount of $11,000,000 of common stock of the Company 45 days after the Closing.  The remaining $3,000,000 of the Purchase Price is payable in cash, subject to MainBloq.io attaining the revenue targets outlined in the Purchase Agreement. We have attached a copy of the Purchase Agreement to this Offering Circular as Exhibit 7.2.

MainBloq owns and operates MainBloq.io, a software layer that interconnects with other networks, data sources, and digital asset trading venues by way of an Application Protocol Interface, otherwise known as an API. An API is a standard mechanism for disparate systems to connect with one another and transfer data that is formatted in a specific manner that can be used by each of the connected systems. The MainBloq.io software platform aggregates data from various sources allowing the client to see customized data and make more informed trading decisions. Mainbloq does not make a market in any digital asset, take a principal or agency role relative to any trades or transaction, does not take custody of any digital assets or tokens, neither holds or transfers any funds at any time, nor does it dictate what, how or when a particular digital asset is traded. Rather, the client makes all decisions based on the data that is aggregated by Mainbloq and the client’s trading venue executes trades based on the client’s instructions. In this manner, Mainbloq optimizes the trading of digital assets across multiple cryptocurrency exchanges and trading venues as well as provides a wide variety of trading algorithms and trading tools. MainBloq delivers its platform as a Software as a Service and charges monthly subscription fees as well as other ancillary setup, customization, and integration fees as needed by the respective client. We have services agreements in place with each of Mainbloq’s clients that spell out the scope of services being provided, our terms of service and use policies, and the corresponding monthly billing terms and rates based upon the services the client is purchasing. The term of these agreements ranges from six months to up to two years. All payments made by these clients are in US Dollars via ACH or wire transfer. We only accept fiat currency and currently do not accept crypto assets for payment of Mainbloq services.

MainBloq, founded in 2018, has built its software platform over the years to become a leading API aggregator and is globally integrated with over 30 crypto exchanges. MainBloq’s platform enables traders to set the parameters of their trading strategies within the system, which then get executed according to the rules that were directed by the trader on an automated basis. MainBloq does not take custody nor act in any agency capacity for any digital assets, crypto currencies, tokens, or customer deposits at any time and essentially performs services as middleware between the trader and the exchanges, similar to many existing foreign exchange (FX) and equities software trading platforms.

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MainBloq has an established team of industry professionals that have helped to develop and grow the business as well as establish the foundation for accelerated growth. The current team includes:

Ryan Kuiken, MainBloq’s founder and CEO, has over 10 years of high-level sales and business development experience with T-Mobile and PayChex where he was awarded the #1 national rank in sales for both firms, and is a partner in Bull Run Capital, a private digital asset trading fund focused on DeFi trading. Ryan will oversee and manage the overall execution of the growth plan and vision for MainBloq alongside his other team members. Ryan is an observer member of the Board of Directors.

Patrick Egan, Director of Business Development, is a 20-year sales executive and business development expert having held senior positions such as head of US Sales, Global Head of Sales and Chief Revenue Officer for a wide range of FinTech firms such as Sonic Financial, TradingScreen, Mantara, Nasdaq, and ETF Global where he helped establish and grow these companies into industry leaders in their respective markets.

Peter Bordes, MainBloq’s Chairman and Founder, is a 30+ year technology entrepreneur, investor, advisor, board member and trusted growth expert for a wide range of public and private companies which include being (i) the CEO of Kubient (Nasdaq: KBNT); (ii) the managing partner of Trajectory Capital, a family office investment fund; (iii) the interim CEO for Alfi Technologies (Nasdaq: ALFI); and (iv) serving on the board of directors of Beasley Broadcast Group (Nasdaq: BBGI). Peter is a member of the Company’s Board of Directors.

Over the years, MainBloq has established numerous relationships with a wide variety of trading firms, hedge funds, banks, and OTC firms that have expressed a need for customized software solutions and proprietary algorithms for trading digital assets. The current growth plan is to further advance this pipeline of new potential clients into paying customers and to hire additional software development staff and support personnel to properly serve these clients.

DIGXNFT Marketplace

Fernhill’s Next Generation White Glove NFT Marketplace

A Non-Fungible Token (“NFT”) is one of the latest frontiers for the tokenized economy where creators develop artwork, music, videos or a game (or any combination thereof) and sell those as digital assets in the form of an NFT. Fernhill recently launched its NFT Marketplace, DIGXNFT, in beta mode and recently launched a small test campaign of a playing card collection that originated as a physical card game with the artwork being produced by a world-renowned artist, known for creating MTV’s Beavis and Butthead comics. DIGXNFT generates revenues similar to ecommerce platform providers like Amazon and Shopify whereby we receive a revenue share of the proceeds that are sold on our platform. These fees typically range from 8% - 15% and are collected from the sales proceeds of the respective collection. Additional fees may be charged if we assist in the development of the artwork or there are specific features of the campaign that need custom development work. To date, we have generated nominal revenue from the platform as its still in beta mode and undergoing continued development and feature upgrades before our commercial launch. Fees are paid in the tokens and blockchain that the NFTs are sold on, namely Polygon (MATIC), and will typically convert those proceeds to US dollars or a stable coin equivalent such as USDC or USDT. We do not provide any custody nor hold any tokens on anybody else's behalf at any time.

DIGXNFT’s focus is to represent highly curated digital collections. The Fernhill team has a large network of pre-existing relationships in the arts, music, video, professional entertainment (ie: magicians and comedians) and digital media industries where we have a substantial warm market of creators that are interested in launching their projects. This fits well with our business model of being able to fully vet creators and their projects before deciding to host them in our marketplace, which we believe positively differentiates us from other similar marketplaces. This supports our strategy relative to focusing on quality and collections that have meaning, purpose and a solid creator behind them that we can trust. We intend to launch a multi-channel marketing campaign to reach out to NFT collectors and enthusiasts who like certain types of artwork or entertainment to bring them to the DIGXNFT marketplace. Part of the proceeds from this Regulation A offering are intended to cover these marketing campaigns.

Fernhill currently holds a nominal amount of tokens for testing MainBloq’s software with different digital asset trading venues, amounting to approximately $2,800 in total. We are typically holding said tokens in the form of Bitcoin (BTC), Ethereum (ETH) and/or in stable coins such as USDC.

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DIGXNFT caters to high-quality and exceptionally curated collections of art, music, videos, gaming, photography, domain names, real estate, and sports memorabilia, among other categories. Additionally, the company will provide white glove service with a full turn-key solution to assist creators with the minting, marketing, and selling of their non-fungible token (NFT) collection.

Some of the features of DIGXNFT include:

•	No Gas Fees for Minting – using Polygon (MATIC)

•	Native ERC-2981 integration – new royalty standard to support creators

•	Multi-chain capabilities – additional blockchains to be added in the near future via our Ethereum Virtual Machine (EVM) architecture

•	Done-for-you onramp, setup and launch included for all creator clients

•	Fully integrated NFT Infrastructure as a Service API white label platform to launch soon

Plans for Future Growth

The Company plans to further develop and expand upon PerfectMine in the future. To that end, we have a comprehensive plan to add new features and functionalities that we believe will be highly useful and helpful with improving the overall client experience, create additional product differentiation, as well as enable us to add new revenue sources for the Company. Some of the new products, features and services that may be added to PerfectMine include, but are not limited to the following:

•	Adding new optimized algorithms for different mining equipment configurations

•	Develop an ASIC mining monitoring software module to support commercial ASIC mining operations

•	Integrate PerfectMine with major industry crypto wallets, trading firms and DeFi platform such as Aave, SushiSwap, CoinBase and Binance

•	Launch Green Mining Pools that enables our clients to mine on an environmentally conscious infrastructure

•	Develop and launch tools and resources for crypto staking that support tokens using the Proof of Stake consensus methodology

•	Improve and upgrade the underlying infrastructure and architecture of the platform to improve scalability, robustness and efficiently manage operations

•	Consider alternative industries to apply PerfectMine’s technology to including, but not limited to AI server farms, M2M processing and machine learning applications.

During the next 12 – 18 months, MainBloq plans to hire several professionals to address the growing needs of the company to support the onboarding, integration and unique needs of its customers. The hiring plan includes bringing on:

•	4-5 new software developers

•	2-3 new client service managers

•	3-4 more sales and business development people, and

•	2-3 new analysts and quantitative research associates

MainBloq will also be launching a multi-channel marketing campaign to connect with the larger global digital asset trading audience, which is intended to include the following:

•	Attend and present at industry trade conferences

•	Leverage social media marketing geared towards industry professionals

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•	Run paid advertising campaigns with industry specific news and media channels

•	Produce unique research reports and datasets for content marketing

•	Publish white papers and industry related articles

•	Tap into the extended networks of our clients, vendors, and team

Relative to the success and growth of Fintech companies in general, there are a couple core areas that help attract new business and maintain long term client relationships. Above and beyond having a robust and scalable infrastructure and solid customer service, FinTech companies need to have a diversified product offering as well as have one or two key areas of specialization and product differentiation. Based upon discussions with our existing and potential clients, MainBloq has established a product roadmap that includes a wide range of additional features and capabilities to include, but is not limited to the following:

•	Software tools and integration for digital asset options and derivatives

•	Risk Analytics

•	Portfolio rebalancing and allocation management

•	Digital asset correlation datasets

•	New proprietary algorithms

•	Reporting and Compliance tools

MainBloq is on a mission to democratize digital asset trading at scale and to offer cutting edge software tools and analytics that have only been made available to large global banks and trading firms.

Some of the aforementioned items are currently in the development phase, whereas others are in the initial planning phase or are road mapped for development in the coming months. In addition, and where we believe it’s appropriate and optimal, Fernhill may strategically partner with a company that provides a similar service or license software that complements our intended service offering so that we can accelerate our time to market and minimize the time, expense and resources required to support a prolonged software development lifecycle if we were to build such a service from the ground up. In addition to the continued development of DIGXNFT, MainBloq.io, and other software owned by the Company, we may expand our business through the acquisition of assets and/or businesses that will add value to our current software offerings and expand the Company’s presence in the Web3 and blockchain industries.

Over the next 6 -12 months the Company aims to meet the listing standards necessary to uplist to a senior exchange.

The Company, including it subsidiaries, currently has 3 full time employees and has engaged several people on its staff as independent contractors.

DESCRIPTION OF PROPERTY

The Company currently leases a virtual office presence from an unaffiliated third party on an annual contract for approximately $200 per year.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words believes, project, expects, anticipates, estimates, intends, strategy, plan, may, will, would, will be, will continue, will likely result, and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Results of Operations

Year Ended December 31, 2021 Compared to Year Ended December 31, 2020.

Revenues – For the years ended December 31, 2021 and 2020, our business had revenues of $253,670 and $0, respectively.

Operating Expenses – For the years ended December 31, 2021 and 2020, we had operating expenses of $590,936 and $6,192, respectively.

Net Income – For the years ended December 31, 2021 and 2020, we recorded net income of $(337,533) and $(6,192), respectively.

Liquidity and Capital Resources

Net cash (used in) provided by operating activities for the years ended December 31, 2021 and 2020 was  $(50,196) and $(889), respectively.

Net cash used in investing activities for the years ended December 31, 2021 and 2020 was $1,202,619 and $0, respectively.

Net cash provided in financing activities for the years ended December 31, 2021 and 2020 was $1,283,835 and $0, respectively.

As of December 31, 2021, the Company had $31,020 in cash to fund its operations.

Off Balance Sheet Arrangements

As of December 31, 2021, there were no off-balance sheet arrangements.

Six Months Ended June 30, 2022 Compared to Six Months Ended June 30, 2021.

Revenues – For the six months ended June 30, 2022 and 2021, our business had revenues of $188,066 and $0, respectively.

Operating Expenses – For six months ended June 30, 2022 and 2021, we had total operating expenses of $704,246 and $55,365, respectively.

Net Income – For the six months ended June 30, 2022 and 2021, we recorded net income of $(555,039) and $111,956, respectively.

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Liquidity and Capital Resources

Net cash (used in) provided by operating activities for the six months ended June 30, 2022 and 2021 was $(251,141) and $55,714, respectively.

Net cash used in investing activities for the six months ended June 30, 2022 and 2021 was $137,899 and $0, respectively.

Net cash provided in financing activities for the years ended June 30, 2022 and 2021 was $480,110 and $(54,646), respectively.

As of June 30, 2022, the Company had $122,090 in cash to fund its operations. The Company does not believe its current cash balance will be sufficient to allow the Company to fund its planned operating activities for the next twelve months.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations or substantially curtail some of its planned activities.  These conditions raise substantial doubt as to the Company's ability to continue as a going concern.  The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities should the Company be unable to continue as a going concern.

As the Company continues to incur losses, achieving profitability is dependent on achieving a level of revenues adequate to support the Company's cost structure.  The Company may never achieve profitability, and unless and until it does, the Company will continue to need to raise additional capital.  Management intends to fund future operations through additional private or public equity offering and may seek additional capital through arrangements with strategic partners of from other sources.  There can be no assurances, however, that additional funding will be available on terms acceptable to the Company, or at all.  Any equity financing may be dilutive to existing shareholders.

Off Balance Sheet Arrangements

As of June 30, 2022, there were no off-balance sheet arrangements.

Going Concern

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a “going concern,” which assume that the Company will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations.

Several conditions and events cast doubt about the Company’s ability to continue as a “going concern.” The Company has accumulated a deficit of approximately $9,825,823 for the period from inception, April 7, 1997, through June 30, 2021, has a liquidity problem and requires additional financing and/or sales in order to finance its business activities on an ongoing basis. The Company is actively pursuing alternative financing and has had discussions with various third parties, although no firm commitments have been obtained.

The Company’s ability survive will depend on numerous factors, including, but not limited to, the Company’s receiving continued financial support, completing public equity financing or generating profitable operations in the future.

These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a going concern. While management believes that the actions taken or planned will mitigate the adverse conditions and events which raise doubt about the validity of the going concern assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.

If the Company were unable to continue as a going concern, the substantial adjustments would be necessary to carrying values of the assets, the reported amounts of its liabilities, the reported revenue and expenses, and the balance sheet classifications used.

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Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Subsequent Material Events

The following material events have occurred in the period between the date the attached financial statements were issued and the date of filing of this Offering Circular.

On September 1, 2022, the Company received a $40,000 loan from Payroll Fundings.  The loan has a 26-week term and is payable by the Company on a schedule of $2,394.46 per week.

On September 1, 2022, the Company received a $62,500 loan from Commerce City.  The loan was subject to a 20% original issue discount, accrues interest at a rate of 10% annually and has a term of 6 months.  The outstanding balance of the loan is convertible into shares of the Company’s Preferred B Stock, designated as a growth equity round.

On September 2, 2022, the Company received a $4,500 loan from Windstream Partners.  The loan has a term of 6 months, accrues interest at a rate of 8% annually, and is convertible into shares of the Company’s Common Stock at a rate of $0.008 per share.

On September 26, 2022, the Company issued Boot Capital, LLC (“Boot”) a $47,500 convertible promissory note, with an interest rate of 8%.  The note is convertible into the Company’s Common Stock at a 37% discount to the average VWAP for the Common Stock during the 20 Trading Day Period prior to the conversion date. The note is attached to this Offering Circular as Exhibit 6.12.

Since June 30, 2022, Windstream Partners paid $9,946.76 in accounts payable on behalf of the Company. As of December 31, 2022, the Company owed $21,219.60 to Windstream Partners for accounts payable paid on the Company’s behalf.

On November 23,2022, Fernhill sold the non-core solar assets and related intellectual property of its World Wide Sun subsidiary in exchange for the assumption and release of a total of $523,213.81 in notes payable, including accrued interest, default interest and penalties due to Adam Kovacevic, to Extreme Biodiesel, Inc. (XTRM), in addition to receiving $150,000 in restricted common stock of XTRM.

On December 12, 2022, Chris Kern, the Company’s Chairman and CEO, converted $100,000 of his accrued and unpaid salary to restricted common stock. The conversion was made on the basis of $0.0025 per common share for an issuance of 40,000,000 shares.

On December 12, 2022, Marc Lasky, the Company’s President and a Board Member, converted $100,000 of his accrued and unpaid salary to restricted common stock. The conversion was made on the basis of $0.0025 per common share for an issuance of 40,000,000 shares.

On December 12, 2022, Ryan Kuiken, MainBloq’s President, converted $100,000 of his accrued and unpaid salary to restricted common stock. The conversion was made on the basis of $0.0025 per common share for an issuance of 40,000,000 shares.

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On December 12, 2022, Peter Bordes, a Member of the Company’s board of directors, agreed to convert his 2022 compensation as a board member of $56,000 per annum into restricted common stock of the Company. The conversion was made on the basis of $0.0025 per common share for an issuance of 22,400,000 shares.

On January 6, 2023, we terminated Marc Deveaux’s employment as CTO of Qandlestick, LLC, (d/b/a MainBloq), a wholly owned subsidiary of the Company.

On February 1, 2023, the Company received $75,000 from Trajectory Capital, a company owned by Mr. Peter Bordes, a board member of the Company. The financing was made pursuant to the sale of restricted common stock of 30,000,000 shares at a fixed price of $0.0025.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings.  The company is not, to its knowledge, the subject of any criminal investigation or party to any material pending legal proceedings.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Directors and Executive Officers

Set forth below is information regarding our current executive officers and directors:

Christopher "Chris" Kern

 Chief Executive Officer and Chairman of the Board, Fernhill Corp.

Mr. Kern has over 25 years as a technology investment banker, entrepreneur, senior executive, investor and advisor to a wide range of public and private companies covering the telecommunications, software, SaaS, FinTech and blockchain industries. Since January 2012, Mr. Kern has been the managing partner of Windstream Partners, a diversified private holding company focused on high tech investments in both private and public companies, the most recent project being Fernhill Corp. During the years of 1995 - 2000, Mr. Kern was the executive Vice President and CFO of a leading internet network service provider to small businesses and enterprise clients, Lightning Internet Services, which he grew from the startup phase to becoming a Deloitte and Touche Fast 50 Fastest Growing Companies two years in a row in 1998 and 1999. During 1993 – 1995 and from April 2000 through August 2011, Mr. Kern was a technology investment banker and financial consultant that worked with several hedge funds, investment banks and boutique M&A firms, including Fisher Francis Trees & Watts, Lehman Brothers, Maximum Ventures, Gunn Allen Financial and New Century Capital Partners during which he completed over $650 million in financing and M&A engagements.

During January 2015 through July 2018, Mr. Kern was the founding Vice President and a board member of the Arizona Business Council, a not-for-profit organization focused on developing resources, education and connectivity for small businesses to foster job creation, new business development opportunities and growth for its membership and the greater Arizona business community.  Mr. Kern also currently serves on the board and is an investor in Boon Networks, a private telecommunications consulting firm serving small business to enterprise sized clients. Since January 2018, Mr. Kern has worked with Website Closers as an M&A advisor to technology companies primarily in the eCommerce, SaaS, Media, and Digital Marketing industries. Since 2015, he has also been an investor and advisor to a wide range of FinTech and Blockchain companies including Latium, RadJav, FogChain and ClickIPO to name a few.

Mr. Kern Graduated from the State University of New York at Buffalo in 1991 with B.S.B.A. with dual majors in Finance and Management Information Systems.

Marc Lasky

President and Board Member, Fernhill Corp.

Mr Lasky’s career spans 30 years as a production, management and marketing executive, which includes extensive experience in finance and operations to creative direction. Having begun his post college career as a Media Buyer at BD Advertising, he soon relocated to Los Angeles, and in 1995 launched his very own production company called Pikesville Pictures, which produced a multitude of Commercials, infomercials documentaries, shorts and feature films. During this time there were multiple accolades and awards including being a three-time winner of the prestigious NIMA award for Best Infomercial Production, Best Infomercial Script & Best Direct Response Show. Having Produced some of the most successful infomercials in history, his productions grossed well over $1 Billion in sales. More recently, Mr. Lasky caught the entrepreneurial bug and was the founder or a senior partner in several startups including a tech company called Peer to Peer Network and a Real Estate referral service called Agent Corner. For these ventures his duties included fund raising, running operations and having oversight of all marketing activities.

Mr. Lasky has a proven track record of creating strong working relationships with potential partners and investors that lead to successful fundraising efforts, and successfully managing finance, accounting, and mergers and acquisitions efforts. He also has expertise conceptualizing, developing, producing, and directing a variety of productions, from full-length feature films to commercials and infomercials. He’s particularly proficient in creating value in productions, showcasing high-quality projects for low to medium budgets.

Mr. Lasky has a B.S.M degree with concentrations in both Marketing and Finance from Tulane University’s A.B. Freeman School of Business and attended post graduate Film Studies at USC Film School.

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Peter Bordes

Founder & Chairman, MainBloq

Board Member, Fernhill Corp.

Mr. Peter Bordes has been a co-founder, investor and member of the board of directors in MainBloq since November 2018. Mr. Bordes has over 30 years of experience as an entrepreneur, chief executive officer, investor and board member of multiple private and public media, ad tech and technology companies. Since May 2012, he has been the managing partner of Trajectory Capital, a family office investment fund focused on disruptive innovation in private and public companies. Mr. Bordes was the Chief Executive Officer of Kubient, Inc. (NASDAQ: KBNT), a cloud-based advertising marketplace with artificial intelligence powered ad fraud prevention, from May 2019 to October 2020 and currently serves as a member of the board of directors of Kubient, Inc. As the Chief Executive Officer, Mr. Bordes led the company through its successful initial public offering in August 2020. Mr. Bordes was also previously the founder and Chief Executive Officer of MediaTrust Inc., a performance marketing ad exchange, where he helped lead the company through its early stages and, in 2009, was named the 9th fastest growing company in the United States by Inc. 500.

Mr. Bordes also currently serves on the board of directors of Beasley Broadcast Group, Inc. (NASDAQ: BBGI). Mr. Bordes joined the board of directors of Beasley Broadcast Group, Inc. following the sale of the radio division of Greater Media, Inc., a cable, radio and newspaper conglomerate, to Beasley Broadcast Group, Inc. for $240 million in July 2016. Mr. Bordes served on the board of directors of Greater Media, Inc. and was actively involved in sale of Greater Media, Inc. to Beasley Broadcast Group, Inc. Mr. Bordes has also served on the board of directors of Alfi (NASDAQ: ALF), an artificial intelligence and machine learning company, since February 2021 and was recently named as interim CEO in October 2021 to help coordinate a successful management transition. Since January 2017, Mr. Bordes has been the co-founder and managing direct of TruVest, an impact real estate investment, development and technology company. Since 2018, he has also been an investor and serves on the board of directors of  Fraud.net, an artificial intelligence powered, cloud-based fraud prevention infrastructure platform.

Jim DiPrima

Accounting Manager, Fernhill Corp.

Mr. DiPrima has a Bachelor of Science in Business Administration from Creighton University, Omaha, Nebraska. His career includes 40 years of finance and accounting in both the public and private sectors beginning his career at Deloitte & Touché.

He has held various positions with start-up companies.  He has served as chief executive officer of MBD Midwest, a holding company for national pack and ship franchises where he managed the development of retail outlets in multiple states.  Mr. DiPrima has been working in various positions with public traded companies since 1995.  His accomplishments included guiding several companies through the reverse merger process, raising capital and consulting on various mezzanine financings.

Mr. DiPrima currently provides consulting and CFO for hire services for several other public companies in the area of accounting, tax planning and preparation and financial reporting for various regulatory agencies.

Ryan Kuiken

Founder, President & CEO, MainBloq

Board Observer, Fernhill Corp.

Prior to being the co-founder of MainBloq in 2017, Ryan has over 10 years of extensive business development, sales operations and corporate growth experience working with large technology firms such as T-Mobile USA and Paychex, where he earned the #1 national sales ranking for each firm. In 2017 Mr. Kuiken became a partner in Bull Run Capital, a digital asset trading firm that utilizes a complex set of proprietary trading strategies to generate alpha in the new field of Decentralized Finance (DeFi). In addition, Mr. Kuiken is currently the Fintech Advisor to SLiC International, a blockchain based data center and mining operation utilizing liquid immersion cooling technology in conjunction with their state of the art portable data centers for high performance mining, AI and video rendering.

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Mr. Kuiken graduated Bergen Community College in 2006 with an Associate’s Degree in Criminal Justice and graduated from Nyack College in 2009 with a BA degree in Sociology.

Stock Incentive Plan

In the future, we may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided yet. Stock options or a significant equity ownership position in us may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Board of Directors

Our board of directors currently consists of one director, who is not considered "independent" as defined in Rule 4200 of FINRA's listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Compensation of Directors and Executive Officers

The following table sets forth for the two years ended December 30, 2021 and December 30, 2020, the compensation awarded to, paid to, or earned by, the Company's Chief Executive Officer, President, Secretary and Treasurer.

Summary Compensation Table

Name & Principal Position	Fiscal Year ended December 31,	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Marc Lasky President & Director	2021 2020	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Christopher Kern CEO &Director	2021 2020	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Peter Bordes Director	2021 2020	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Ryan Kuiken Director (Observer)	2021 2020	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

On February 1, 2021 the Company entered into a Consulting Agreement with Mr. Marc Lasky, our CEO, that calls for compensation of 100,000,000 common shares upon the signing of the Agreement for past services rendered as the Company’s officer and director, as well as a monthly consulting fee of $6,000 for a period of 1 year, with said monthly consulting fee being accrued until such time that the Company’s revenue exceeds $75,000 per month or the Company raises a minimum of $500,000 in financing.

On April 1, 2022 the Company entered into an Employment Agreement with Mr. Lasky with an annual salary of $198,000 payable as monthly compensation of $16,500. On April 1, 2022, the Company entered into an Employment Agreement with Mr. Chris Kern, our Chief Executive Officer and Chairman, having an annual salary of $240,000 payable as  monthly compensation of $20,000. No additional bonuses, stock awards or incentive plan compensation has been paid to Mr. Lasky or Kern since the commencement of their employment agreements. The salaries for Messers Kern and Lasky are currently being accrued.

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Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Nevada law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person's services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company's Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our Stock as of December [*], 2022. None of our Officers or Directors are selling stock in this Offering.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Stock. Percentage of beneficial ownership before the offering is based on 2,241,662,827 Shares of Common Stock outstanding and 1,000,000 shares of Preferred Stock outstanding as of December [31], 2022. Percentage of beneficial ownership after the offering assumes the Maximum Offering Amount is sold.

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Name and Position	Class	Shares Beneficially Owned Prior to Offering		Shares Beneficially Owned After Offering
		Number	Percent	Number	Percent
Chris Kern (CEO/Director)	Common Stock Preferred A Stock	290,000,000 1,000,000	11.17% 100%	290,000,000 1,000,000	9.72% 100%
Marc Lasky (President, Director)	Common Stock Preferred A Stock	150,000,000 -	4.96% -	150,000,000 -	4.32% -
Peter Bordes (Director)	Common Stock Preferred A Stock	81,387,560 -	2.64% -	81,387,560 -	2.29% -
Ryan Kuiken (Director (Observer))	Common Stock Preferred A Stock	141,430,716 -	4.09%	141,430,716 -	3.56%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

On April 1, 2022 the Company entered into an Employment Agreement with Mr. Lasky with an annual salary of $198,000 payable as monthly compensation of $16,500. On April 1, 2022, the Company entered into an Employment Agreement with Mr. Chris Kern, our Chief Executive Officer and Chairman, having an annual salary of $240,000 payable as monthly compensation of $20,000. No additional bonuses, stock awards or incentive plan compensation has been paid to Mr. Lasky or Kern since the commencement of their employment agreements. The salaries for Messers Kern and Lasky are currently being accrued.

During the quarter ended June 30, 2021, the Company recorded executive compensation payable to its officers and directors, namely Marc Lasky, in the aggregate amount of $29,000 of which $18,000 was accrued pursuant to his consulting agreement with the remaining portion being paid with 110,000,000 shares of restricted common stock (par value $0.0001) during the period. As of June 30, 2021, the Company has booked a total of $13,000 as compensation to related parties, namely Windstream Partners, pursuant to the accrual of $12,000 in consulting fees pursuant to its consulting agreement and $1,000 being paid in restricted common stock in the Company (par value $0.0001).

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company's Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable. Since it is anticipated that at least for the next 12 months the majority of the Company's voting power will be held by Management, the holders of Common Stock issued pursuant to this Offering Circular should not expect to be able to influence any decisions by management of the Company through the voting power of such Common Stock.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company's Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company's Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to hold its first closing.

The minimum subscription that will be accepted from an investor is $250 (the 'Minimum Subscription').

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A subscription for $250 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. The Company reserves the unqualified discretionary right to accept any subscription for Shares, in an amount less than the Minimum Subscription. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company's acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged Action Stock Transfer Co. to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company's Bylaws, which are attached to this Offering Circular.

Excepting matters arising under federal securities laws, any disputes between the Company and shareholders shall be governed in reliance on the laws of the state of Nevada. Furthermore, the Subscription Agreement for this Regulation A offering appoints the state and federal courts located in the state of Nevada as having jurisdiction over any disputes related to this Regulation A offering between the Company and shareholders.

Transfer Agent

Our transfer agent is Securities Transfer Corporation (STC) which acquired the accounts of our previous transfer agent, Action Stock Transfer Co. The address for our transfer agent is 2901 Dallas Pkwy Suite 380, Plano, TX 75093. Our transfer agent is registered with the Securities and Exchanges Commission.

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DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer's interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain "Disqualifying Events" described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company's Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, "ERISA Plans"), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA"). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary's independent control over the assets in his account is adequate to relieve the ERISA Plan's fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

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Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the "Final Plan Assets Regulations") provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as "plan assets"). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding "plan assets." Management anticipates that we would clearly be characterized as an "operating" for the purposes of the regulations, and that it would therefore not be deemed to be holding "plan assets."

Classification of our assets of as "plan assets" could adversely affect both the plan fiduciary and management. The term "fiduciary" is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a "fiduciary" of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as "plan assets," certain transactions that we might enter into in the ordinary course of our business might constitute "prohibited transactions" under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their "current value" as of the close of the plan's fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, "current value" means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, "Qualified Plan") and by an individual retirement account ("IRA") is generally exempt from taxation. However, if a Qualified Plan or IRA earns "unrelated business taxable income" ("UBTI"), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

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DIVIDEND POLICY

Subject to preferences that may be applicable to any then-outstanding shares of Preferred Stock, if any, and any other restrictions, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We and our predecessors have not declared any dividends in the past. Further, we do not presently contemplate that there will be any future payment of any dividends on Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock on the OTC Markets. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Upon completion of this Offering, assuming the maximum number of shares of Common Stock offered in this Offering are sold, there will be 2,735,783,358 shares of our Common Stock outstanding.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

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INVESTOR ELIGIBILITY STANDARDS & ADDITIONAL INFORMATION ABOUT THE OFFERING

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A+. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 1 Regulation A+ offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (Investment Company Act), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on the date on which the SEC initially qualifies this Offering Statement (the Qualification Date) and will terminate on the Termination Date.

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Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a Subscription Agreement; and

2.	Deliver funds directly to the Company’s designated bank account via bank wire transfer (pursuant to the wire transfer instructions set forth in our Subscription Agreement) or electronic funds transfer via wire transfer or via personal check mailed to the Company, at 3773 Howard Hughes Pkwy, Suite 500s, Las Vegas, NV 89169.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement, you may not revoke or change your subscription or request your subscription funds. All submitted subscription agreements are irrevocable.

Under Rule 251 of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

To purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that such investor is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

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LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Jeff Turner, JDT Legal, PLLC.

REPORTS

Following this Tier I, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

43

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on March 6, 2023.

Fernhill Corp.

By:	/s/ Marc Lasky
Marc Lasky
CEO
March 6, 2023

Dated: March 6, 2023

This Offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Marc Lasky
Marc Lasky
Principal Executive Officer, Director
March 6, 2023

By:	/s/ Chris Kern
Chris Kern
Principal Financial Officer, Principal Accounting Officer, Director
March 6, 2023

By:	/s/ Peter Bordes
Peter Bordes
Director
March 6, 2023

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:	/s/ Marc Lasky
Marc Lasky
President, Director
March 6, 2023

By:	/s/ Chris Kern
Chris Kern
CEO, Director
March 6, 2023

By:	/s/ Peter Bordes
Peter Bordes
Director
March 6, 2023

44

FERNHILL CORP.

FINANCIAL STATEMENTS

(Unaudited)

Fernhill Corp & Subsidiary

Financial Statements

F-1

Fernhill Corp & Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2021	December 31, 2020

ASSETS
Current Assets
Cash	$31,020	$-
Accounts Receivable	19,500
Inventory	510	510
Total Current Assets	51,030	510
Other Assets
Intellectual property (Note 4)	8,100,000
Prepaid assets	2,500	2,500
Fixed Assets-net of depreciation	350,714	35,520
Goodwill-net of amortization (Note 4)	4,032,652	132,653
Total other Assets	12,485,866	170,673
TOTAL ASSETS	$12,536,896	$171,183

LIABILITIES AND STOCKHOLDERS’ EQUTIY (DEFICIT)

LIABILITIES
Current Liabilities
Accounts Payable	69,158	124,999
Overdraft		120
Accrued Expenses	46,996
Escrow Payable (Note 4)	150,000
Advance from Shareholder
Accrued Interest Payable (Note 5)	128,598	125,131
Due to related party (Note 12)	110,000	38,000
Convertible Notes Payable (Note 9) net of debt discount	332,706	35,850
Agreement Payable (Note 7)	-	40,470
Demand Notes Payable (Note 8)	-	63,371
Debt Assumed with Acquisition (Note 4)	876,000	155,835
Total Current Liabilities	1,713,458	583,776

TOTAL LIABILITIES	1,713,458	583,776

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred Stock, $.0001 par value, 10,000,000 shares Authorized 1,000,000 Issued and Outstanding at December 31, 2021 and December 31, 2020 respectively.	100	100
Common Stock, $.0001 par value 2,000,000,000 shares Authorized and 2,237,801,258 Issued and Outstanding at December 31, 2021 and 1,564,089,724 at December 31, 2020 respectively.	223,780	156,409
Additional paid-in-capital	20,572,624	9,368,677
Accumulated deficit	(9,973,067)	(9,937,779)
Total Stockholders’ Equity (Deficit)	10,823,438	(412,593)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$12,536,896	$171,183

The accompanying notes are an integral part of these financial statements.

F-2

Fernhill Corp & Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

For The Twelve Months Ended December 31, 2021 and December 31, 2020

(Unaudited)

	December 31, 2021	December 31, 2020

REVENUES:	$253,670	$-
Cost of Revenue	268	-
Gross Profit	253,402	-

OPERATING EXPENSES:
Advertising and promotion	7,694	-
Internet	4,246	-
Bank Fees	1,649	237
Professional fees	153,427	599
Office expense	19,867	972
General and Administrative	58,124	4,184
Salaries	240,000	-
Stock in lieu of salary	13,615	-
Wages	91,514
Rent	800	200
Total Operating Expenses	590,936	6,192
Net operating loss	(337,533)	(6,192)

OTHER INCOME (EXPENSE)
Finance and interest fees	(40,592)	(32,129)
Forgiveness of Debt	82,159
Other Income	2	1,000
Write off of prior year accounts payable	114,070	-
Total other Income (Expense)	155,639	(31,129)
NET INCOME (LOSS)	$(181,894)	$(37,321)

Basic and Diluted Loss per Common Share	$(0.000067)	$(0.000024)
Weighted Average Number of Common Shares Outstanding	2,237,801,258	1,564,089,724

The accompanying notes are an integral part of these financial statements.

F-3

Fernhill Corp & Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

For The Twelve Months Ended December 31, 2021 and December 31, 2020

(Unaudited)

	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(181,894)	$(37,321)
Adjustments to reconcile net loss to net cash used
Derivative Liabilities Expense
Issuance of common stock for Executive Compensation
Issuance of common stock for Services	13,615
Changes in operating assets and liabilities:
(Increase)/decrease in accounts receivable	(19,500)
Increase/(decrease) in accrued salaries	-	4,184
Increase/ (decrease) in accounts payable	(55,961)
Increase/ (decrease) in accrued expenses	46,996
Increase/ (decrease) in overdraft		120
Increase/ (decrease) in accrued interest payable	(3,452)	32,128
(Increase)/decrease in escrow payable	150,000	-
Net cash used in operating activities	(50,196)	(889)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash provided by (used in) investing activities	(1,202,619)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments to Related Parties	72,000	-
Borrowings on debt	902,350
Proceeds from convertible notes payable	309,485	-
Net cash provided by (used in) financing activities	1,283,835	-

Net increase (decrease) in cash and cash equivalents	31,020	(889)

Cash and cash equivalents - beginning of period	0	889

Cash and cash equivalents - end of period	$31,020	$-

The accompanying notes are an integral part of these financial statements.

F-4

Fernhill Corp & Subsidiaries

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For The Twelve Months Ended December 31, 2021

	Preferred Shares		Common Stock		Additional Paid-In	Accumulated	Total Stockholders'
	Shares	Value	Shares	Value	Capital	Deficit	Equity
Balance – December 31, 2018 (Unaudited)	1,000,000	$100	1,249,995,581	$124,999	9,377,548	(9,845,782)	(343,138)

Note Conversion			90,000,000	9,000			9,000

Note Conversion			130,385,714	13,039			13,039

Stock issued for services			5,000,000	500			500

Note Conversion			88,708,724	8,875	(8,871)		4

Net Loss December 31, 2019						(56,676)	(54,767)

Balance-December 31, 2019 (Unaudited)	1,000,000	$100	1,564,089,724	$156,409	9,368,677	(9,900,458)	(375,272)

Net Loss December 31, 2020						(37,321)	(37,321)

Balance-December 31, 2020 (Unaudited)	1,000,000	$100	1,564,089,724	$156,409	9,368,677	(9,944,698)	(419,512)

Note Conversion			220,639,644	22,064			22,064

Stock issued for services			136,146,507	13,615			13,615

Stock issued for Acquisition			288,065,745	28,807	10,972,997	153,526	11,155,330

Note Conversion			28,859,638	2,886	230,950		233,386

Net Income December 31, 2021						(181,894)	(181,894)

Balance-December 31, 2021(Unaudited)	1,000,000	$100	2,237,801,258	$223,780	20,572,624	(9,973,066)	10,823,438

The accompanying notes are an integral part of these financial statements.

F-5

Fernhill Corp & Subsidiaries

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

For The Twelve Months Ended December 31, 2021 and 2020

(Unaudited)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

The interim financial statements of Fernhill Corp (formerly “Global Gold Corporation”) (the “Company”) have been prepared by management and are unaudited.  In the opinion of management, these financial statements reflect all adjustments of a normal recurring nature necessary for a fair presentation of the results for the interim periods presented.

Basis of Presentation

The Company has not generated significant revenues from operations.  There is no bankruptcy, receivership or similar proceeding against the Company.

These unaudited financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles (“GAAP”).

Certain information of footnotes disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial reporting.  Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations or cash flows.  It is management’s opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial presentation.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a “going concern,” which assume that the Company will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations.

Several conditions and events cast doubt about the Company’s ability to continue as a “going concern.”  The Company has accumulated a deficit of approximately $9,933,535 for the period from inception, April 7, 1997, through December 31, 2021, has a liquidity problem and requires additional financing and/or sales in order to finance its business activities on an ongoing basis.  The Company is actively pursuing alternative financing and has had discussions with various third parties, although no firm commitments have been obtained.

The Company’s ability survive will depend on numerous factors, including, but not limited to, the Company’s receiving continued financial support, completing public equity financing or generating profitable operations in the future.

These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a going concern.  While management believes that the actions taken or planned will mitigate the adverse conditions and events which raise doubt about the validity of the going concern assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.

If the Company were unable to continue as a going concern, the substantial adjustments would be necessary to carrying values of the assets, the reported amounts of its liabilities, the reported revenue and expenses, and the balance sheet classifications used.

F-6

Fernhill Corp & Subsidiaries

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

For The Twelve Months Ended December 31, 2021 and 2020

(Unaudited)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers highly liquid financial instruments purchased with a maturity of three month or less to be cash equivalents.

Per Share Data

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by Financial Accounting Standards, ASC Topic 260, “Earnings per Share.”  Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of common shares outstanding during the year.  Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.  During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Revenue Recognition

The Company recognizes revenue on an accrual basis.  Revenue is general realized or realizable and earned when all of the following criteria are met:  1) persuasive evidence of an arrangement exists between the Company and its customers; 2) services have been rendered; 3) the price to the customer is fixed or determinable; and 4) collectability is reasonably assured.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 30, 2021. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market.  Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three, situations.

F-7

Fernhill Corp & Subsidiaries

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

For The Twelve Months Ended December 31, 2021 and 2020

(Unaudited)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments (continued)

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Stock-Based Compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Recent Accounting Pronouncements

The Company has evaluated recent accounting pronouncements through the filing date and believes that none of them will have a material effect on the Company’s financial statements.

NOTE 4 – PURCHASE AGREEMENT

On September 30, 2017, the Company entered into a purchase agreement pursuant to which the Company purchased 100% of Worldwide Sun LLC (“Worldwide”) from a related party.  Worldwide is a developer of solar power technology and various uses of the solar power technology. The terms of the agreement are as follows: The Company assumed a series of promissory notes which Worldwide owes to a related party in the principal amount of $155,835, and which accrue interest at 8% per annum.  The Company has assumed all liability for such promissory notes and has granted a security instrument collateralized by all the assets of the Company.

The Company acquired $36,901 in fixed assets. The Company further agreed to issue the related party 37,193,942 common shares.  The shares were valued at par value for a total of $3,719.  The shares were issued in August 2017.

The Company shall make a best effort to raise $2,000,000 in funds for the operation of Worldwide within 12 months of the agreement.  Failing such effort, the related party can unilaterally terminate the agreement by returning any shares received by reason of the agreement and releasing the security for the promissory notes and by the Company returning all trade secrets and related technology of any sort or kind it acquires and transferring back to the related party its membership interests in Worldwide.

F-8

Fernhill Corp & Subsidiaries

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

For The Twelve Months Ended December 31, 2021 and 2020

(Unaudited)

NOTE 4 (Continued)

On July 27, 2021, the Company completed the asset acquisition of Crypto Mining Software platform, PerfectMine.io pursuant to a technology asset purchase. The original Letter of Intent was between PerfectMine and Windstream Partners, LLC, an affiliate of Fernhill, which assigned the LOI to the Company and is to be compensated $8,000 paid as $4,000 in reimbursable due diligence fees and 400,000 restricted common shares on the basis of $0.01 per share. The acquisition was made as a deeply discounted technology acquisition of a fully developed digital asset mining operating system which also included remote configuration, management and optimization tools to simplify and automate digital asset mining operations. The purchase was $50,000 which included due diligence and related fees and expenses.

On November 15, 2021, the Company completed the acquisition of Qandlestick, LLC (New Jersey) (doing business as MainBloq) and its related subsidiaries, Qandlestick, LLC (Delaware), XSOR, LLC (Delaware) and MainBloq, Ltd. (Isle of Man). The subsidiaries were non-operational throughout the year ending December 31, 2021. The total purchase price was $15,000,000 payable as $11,000,000 in common shares of the Company, which 294,937,795 shares were issued on the basis of $ 0.037296 per share; $975,000 in notes/loans consisting of a $825,000 Seller’s Note, payable in 1 year; and a $150,000 indemnification escrow account due; $25,000 cash at closing, and a $3,000,000 Earn-out payable over a period of 2 years from the date of closing based upon meeting certain revenue benchmarks. In addition, we assumed certain debts of Qandlestick which are to be covered by the indemnification escrow as referred to above. MainBloq is a non-custody digital asset trading SaaS platform that provides algorithmic trading, smart-order routing, wallet rebalancing and risk metrics, principally for financial institutions (banks, hedge funds, crypto exchanges, prop trading firms, etc.) and the like.

Pursuant to the Qandlestick/MainBloq acquisition, we attributed $8,100,000 of the purchase price to MainBloq’s software assets and platform, which are allocated to Other Assets – Intellectual Property of the Company. Fernhill also allocated $3,900,000 of the purchase price to Good Will, which will be regularly reviewed and adjusted in subsequent reporting periods as deemed necessary. The additional $3,000,000 in potential Earn-Out Payments will be booked to Good Will at the time that any such Earn-Out is earned and paid. The liabilities that are booked pursuant to the MainBloq acquisition is $825,000 Sellers Note and $150,000 Indemnification Escrow payable, in addition to the assumption of third party debt in the amount of $51,000, including an SBA EIDL loan in the amount of $15,000.

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES INCLUDING INTEREST

Pursuant to the convertible notes and loans outstanding as provided for in Note 9, accrued interest in the amount of $40,465.36 has been allocated for the year ending December 31, 2021.

The Company is reviewing the balance of accounts payable and accrued interest and endeavoring to locate related documents and evidence to support this balance.  If the Company is unable to find such support for this balance, the Company may reduce this balance or write off.

NOTE 6 – NOTES PAYABLE RELATED PARTY

In April, 2021, the Company obligation in the amount of $38,000 due to a related party named Kiran Kurian, was written-off at the lenders discretion.  December 31, 2017, the Company issued 35,714,285 shares of common stock in exchange for settlement of $10,000 of principal.

F-9

Fernhill Corp & Subsidiaries

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

For The Twelve Months Ended December 31, 2021 and 2020

(Unaudited)

NOTE 7 – AGREEMENT PAYABLE

As of December 31, 2021 Cedat Capital has a note outstanding, which bears an 8% per annum interest rate and is convertible into common shares at par value. During the Year ended December 31, 2018 Cedat Capital added three additional notes in the amount $19,470.  During the year ended December 31, 2017, the Company issued 10,000,000 shares of common stock in exchange for settlement of $10,000 of principal. This convertible note has been reallocated to Convertible Debt on our balance sheet and is further outlined in Section 3(B) and in Note 9 below.

NOTE 8 – DEMAND NOTES PAYABLE

As of December 31, 2021, the following notes payable are due on demand.

The note below bears an 8% per annum interest rate and is convertible into common shares at par value. During the year ended December, 2017, $20,000 of the outstanding note was assigned to the holder of the second demand note.

Issue Date	Interest Rate	Original Principal	Current Principal Balance	Accrued Interest	Total Principal and Interest
01/31/2011	8%	$82,000	$32,754.27	$9,225.04	$41,979.30

During the year ended December 31, 2017, the Company issued 125,000,000 shares of common stock in exchange for settlement of $10,000 of principal. This note was written off and is being recategorized as a contingent liability as further outlined below.

CONTINGENT LIABILITIES

The Company has determined that it would write down the Flannagan Enterprises Demand Note Payable issued on 1/31/2011 having an original balance of $82,000 and a current balance of $41,979.30 as of March 31, 2021. The full amount of $41,979.30 will be recognized as Other Income on the Company’s financial statements and this debt will be held as a contingent liability until otherwise noted.

NOTE 9 – CONVERTIBLE DEBT

As of December 31, 2021 the following convertible notes payable are outstanding. Each of the respective convertible notes terms are provided for below.

Issue Date	Interest Rate	Original Principal	Current Principal Balance	Accrued Interest	Total Principal and Interest
9/30/2015	8%	$38,450	$15,100	$7,559.10	$22.659.10
6/30/2017	8% & 18%	$140,500	$140,500	$99,858.93	$240,358.93
8/30/2017	9.875% & 18%	$12,500	$12,500	$8,736.43	$21,236.43
8/30/2017	9.875% & 18%	$12,500	$12,500	$8,736.43	$21,236.43
3/25/2021	10%	$15,750	$15,750	$727.52	$16,447.52
7/2/2021	5%	$2,000	$2,000	$49.86	$2,049.86
7/7/2021	6%	$50,000	$50,000	$1,454.79	$51,454.79
8/14/2021	6%	$9,356	$9,356	$213.78	$9,569.78
9/2/2021	6%	$50.000	$50,000	$986.30	$50,986.30
11/11/2021	8%	$25,000	$25,000	$273.97	$25.273.97

F-10

Fernhill Corp & Subsidiaries

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

For The Twelve Months Ended December 31, 2021 and 2020

(Unaudited)

On September 30, 2015 Cedat Capital loaned the Company $38,450 which bears a 8% interest rate and is convertible into common shares of the Company at a price of par value. During the years 2016 – 2018 payments were made and shares were issued and the current outstanding principal balance due is $15,100 plus accrued interest.

On June 30, 2017 the Company completed the acquisition of World Wide Sun, which included liabilities of $165,000 due to Adam Kovacevic having an annual interest rate of 8% per annum and being convertible into common shares of the company at a discount of 25% of the lowest three closing bid prices for the three day period one day prior to the date of the conversion notice. The loans have a term of one year, after which a default interest rate of 18% applies. After receiving additional background documentation on these loans, the principal balance was written down by $24,500 to $140,500 whereby the write down was booked to other income of the Company during 2021.

On August 30, 2017 PBDC, LLC loaned the Company $12,500 which bears an 9.875% per annum interest rate and is convertible into common shares at a 50% discount to the last trading price prior to the date of the conversion notice. The loan has a one-year term, after which a default interest rate of 18% applies.

On August 30, 2017 PBDC, LLC loaned the Company $12,500 which bears an 9.875% per annum interest rate and is convertible into common shares at a 50% discount to the last trading price prior to the date of the conversion notice. The loan has a one-year term, after which a default interest rate of 18% applies.

On March 9, 2021 and March 25, 2021 the Company received two loans in the amount of $5,750 and $10,000 respectively from Tidepool Ventures as convertible notes payable, which bears a 6% per annum interest rate and is convertible into common shares of the Company at a fixed price of $0.003. The loans were consolidated into one convertible note amounting to $15,750 and is due in 1 year, or March 24, 2022.

On July 7, 2021, Adam Kovacevic loaned the Company $50,000 which bears a 6% per annum interest rate and is convertible into common shares of the Company at a fixed price of $0.004 per share and the loan has a term of one year.

On August 14, 2021, a loan was issued to Adam Kovacevic for past due account payable unpaid for several years in the amount of $9,356 which bears a 6% per annum interest rate and is convertible into common shares at a fixed price of $0.0075 per share and the loan has a term of one year.

On September 2, 2021 Tidepool Ventures loaned the Company $50,000 which bears a 6% per annum interest rate and is convertible into common shares of the Company at a fixed price of $0.009 per share and the loan has a term of one year.

During 2021, Windstream Partners, a company owned by Fernhill’s Chairman of the Board, Chris Kern, provided two convertible notes to the Company. On July 2, 2021 - $2,000 was loaned to Fernhill at a rate of 8% per annum, has a conversion price of $0.01 per share, and has a term of one (1) year. On November 11, 2021 - $25,000 was loaned to Fernhill in a convertible note having an interest rate of 5% per annum, a conversion price of $0.05 per share, and a term of one (1) year.

F-11

Fernhill Corp & Subsidiary

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

For The Twelve Months Ended December 31, 2021 and 2020

(Unaudited)

NOTE 10 – STOCKHOLDERS’ EQUITY

Common stock:

The Company is authorized to issue 3,010,000,000 shares of stock, with a par value of $0.0001, of which 10,000,000 are designated as preferred stock.  There were 2,237,801,258 common shares issued and outstanding as of December 31, 2021.

During the year ended December 31, 2018, the Company changed the par value used on prior common stock transactions from $0.001 to $0.0001.  The common stock and additional paid-in capital were adjusted during the quarter to reflect the current par value of $0.0001 and the December 31, 2016 common stock and additional paid-in- capital were restated, accordingly.

Preferred stock

The Company is authorized to issue 10,000,000 shares of preferred stock, with a par value of $0.0001.  On April 18, 2017, the Company issued 1,000,000 restricted Series A preferred shares to a related party.

NOTE 11 – CREATION OF SUBSIDIARIES

On June 26, 2017, the Company announced the integration of two new wholly owned subsidiaries.

The first wholly owned subsidiary, (Fern Energy Inc.) is a Nevada registered corporation that will focus on partnerships and acquisitions in the off-grid energy sector.  These potential targets may include, but are not limited to: power management, storage solutions, solar generations, and bio energy.

The subsequent subsidiary (Fern Technology Inc.) is also a Nevada registered corporation that will focus on partnerships and acquisitions in the technology space.  Fern Technology Inc. will exploit new innovative products or platforms while being poised for future growth. Note: both of these company’s charters have been revoked or permanently revoked by the State of Nevada and are no longer active. As of December 31, 2019, due to inactivity in these initiatives, the Company has not maintained either subsidiary and they are no longer active, however, the Company may still revive both Fer Energy and Fern Technology pursue various business interests.

On July, 20, 2021, the Company announced the formation of a new wholly owned subsidiary. Crypto Mining Corp, a Wyoming registered corporation that will focus on partnerships and acquisitions in the crypto mining sector.

On November 15, 2021, the Company completed the acquisition of Qandlestick, LLC, a New Jersey Limited Liability Company, and its related subsidiaries, Qandlestick, LLC, a Delaware Limited Liability Company, XSOR, LLC a Delaware Limited Liability Company and Mainbloq, Ltd, an Isle of Man Limited Company.

NOTE 12 – RELATED PARTY TRANSACTIONS

During the year ended December 31, 2021, the Company accrued executive compensation payable to its officers and directors, namely Marc Lasky, in the aggregate amount of $66,000 and Windstream partners, Chris Kern, in the amount of $44,000.

F-12

Fernhill Corp & Subsidiary

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

For The Nine Months Ended September 30, 2021 and 2020

(Unaudited)

On July 27, 2021, the Company completed the acquisition of the Crypto Mining Software Company, PerfectMine.io pursuant to a technology asset purchase. The original Letter of Intent was between PerfectMine and Windstream Partners, LLC, an affiliate of Fernhill, which assigned the LOI to the Company and shall be compensated $8,000 payable as $4,000 in reimbursable due diligence fees and 400,000 restricted common shares on the basis of $0.01 per share.

During 2021, Windstream Partners, a company owned by Fernhill’s Chairman of the Board, Chris Kern, provided two convertible notes to the Company. On July 2, 2021 - $2,000 was loaned to Fernhill at a rate of 8% per annum, has a conversion price of $0.01 per share, and has a term of one (1) year. On November 11, 2021 - $25,000 was loaned to Fernhill in a convertible note having an interest rate of 5% per annum, a conversion price of $0.05 per share, and a term of one (1) year. These loans are allocated in the Convertible Debt section (see Note 9).

NOTE 13 – SUBSEQUENT EVENTS

On January 6, 2022 Windstream Partners (Chris Kern) loaned the company $10,000 at 8% interest, with a fixed conversion price of 025 per share.

On February 1, 2022 Chris Dey was added to our Advisory Board with compensation of $30,000 per year, paid as $7,500 quarterly in arrears in restricted shares of the Company’s common stock for the Services.

On February 8, 2022 Windstream Partners (Chris Kern) loaned the company $5,500 at 8% interest, with a fixed conversion price of .018 per share.

On March 9, 2022 WorldMarket Ventures Converted aged debt in the amount of $21,624.79, which included $12,500 of principal and accrued interest of $9,124.79, in exchange for 3,861,569 shares.

On March 9, 2022 Windstream Partners (Chris Kern) loaned the company $15,000 at 8% interest, with a fixed conversion price of $0.01 per share.

On March 10, 2022 the company engaged PCAOB auditor Hudgens LLC to compete its audits for Fernhill Corp and MainBloq for the years 2020 and 2021.

On March 12, 2022 the Company reimbursed Marc Lasky for various business expenses incurred on behalf of Fernhill in the amount of $2,000.

As of March 29, 2022 the Company has incurred accounts payable of $8,653.30 due to Windstream Partners (Chris Kern, the Company’s Chairman) for software and website development expenses and hosting services paid on behalf of the Company since January 1, 2022.

F-13

Fernhill Corp & Subsidiary

Financial Statements

F-14

Fernhill Corp & Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2022	June 30, 2021
ASSETS
Current Assets
Cash	$122,090	$528
Accounts Receivable	27,926
Inventory	-	510
Total Current Assets	150,016	1,038
Other Assets
Intellectual property (Note 4)	8,090,702
Prepaid assets	1,375	2,500
Fixed Assets-net of depreciation	488,613	35,520
Goodwill-net of amortization (Note 4)	4,032,652	132,653
Total other Assets	12,613,342	170,673
TOTAL ASSETS	$12,763,358	$171,711

LIABILITIES AND STOCKHOLDERS’ EQUTIY (DEFICIT)
Current Liabilities
Accounts Payable	92,056	43,127
Accrued Expenses	86,915
Accrued Salaries	214,220	30,000
Escrow Payable (Note 4)	150000
Accrued Interest Payable (Note 5)	152,740	81,471
Due to related party (Note 6)	200,504	14,013
Convertible Notes Payable (Note 9) net of debt discount	325,606	35,850
Agreement Payable (Note 7)	-	40,470
Demand Notes Payable (Note 8)	-	32,754
Debt Assumed with Acquisition (Note 4)	876,000	155,835
Total Current Liabilities	2,098,042	438.520

TOTAL LIABILITIES	2,098,042	438,520

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred Stock, $.0001 par value, 10,000,000 shares Authorized 1,000,000 Issued and Outstanding at June 30, 2022 and June 30, 2021, respectively.	100	100
Common Stock, $.0001 par value 3,000,000,000 shares Authorized and 2,280,130,622 Issued and Outstanding at June 30, 2022 and 1,904,729,638 at June 30, 2021 respectively.	228,013	190,473
Additional paid-in-capital	21,017,474	9,368,441
Accumulated deficit	(10,580,271)	(9,825,823)
Total Stockholders’ Equity (Deficit)	10,665,316	(266,809)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$12,763,358	$171,711

The accompanying notes are an integral part of these financial statements.

F-15

Fernhill Corp & Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

For The Six Months Ended June 30, 2022 and June 30, 2021

(Unaudited)

	June 30, 2022	June 30, 2021
REVENUES:	$188,066	$-
Cost of Revenue	-	-
Gross Profit	188,066	-

OPERATING EXPENSES:
Advertising and promotion	17,130	-
Internet	11,550	-
Bank Fees	548	30
Professional fees	154,082	12,897
Office expense	11,275	-
General and Administrative	2,372	38
Salaries	48,000	30,000
Software development	41,829	-
Wages	390,666
Stock in lieu salary	23,790	12,000
Write off bad debts	3,004
Rent	-	400
Total Operating Expenses	704,246	55,365
Net operating loss	(516,181)	(55,365)

OTHER INCOME (EXPENSE)
Finance and interest fees	(63,728)	26,195
Forgiveness of Debt	24,870	59,254
Other Income	-	-
Write off of prior year accounts payable	-	81,872
Total other Income (Expense)	(38,858)	167,321
NET INCOME (LOSS)	$(555,039)	$111,956

Basic and Diluted Loss per Common Share	$(0.00024)	$0.000058
Weighted Average Number of Common Shares Outstanding	2,280,130,622	1,904,729,368

The accompanying notes are an integral part of these financial statements.

F-16

Fernhill Corp & Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

For The Six Months Ended June 30, 2022 and June 30, 2021

(Unaudited)

	June 30, 2022	June 30, 2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income/ (loss) for the period	$(555,038)	$111,956)
Adjustments to reconcile net income/(loss) to net cash used
Amortization of Goodwill	9,298
Issuance of common stock for Executive Compensation		10,000
Issuance of common stock for Services	211	2,000
Changes in operating assets and liabilities:		-
(Increase)/decrease in accounts receivable	(8,426)	-
(Increase)/decrease in prepaid expenses	1,125	-
(Increase)/decrease in inventory	510	-
Increase/(decrease) in accrued salaries	214,220	30,000
Increase/ (decrease) in accounts payable	22,898	(76,872)
Increase/ (decrease) in accrued expenses	39,919
Increase/ (decrease) in overdraft		(120)
Increase/ (decrease) in accrued interest payable	24,142	(21,790)
(Increase)/decrease in escrow payable	-	-
Net cash used in operating activities	(251,141)	55,714

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash provided by (used in) investing activities	(137,899)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Related Parties	90,504	14,013
Debt Conversion	48,872
Payment on convertible notes payable	(59,266)	(68,659)
Proceeds from Reg A	400,000	-
Net cash provided by (used in) financing activities	480,110	(54,646)

Net increase (decrease) in cash and cash equivalents	91,070	528

Cash and cash equivalents - beginning of period	31,020	0

Cash and cash equivalents - end of period	$122,090	$528

The accompanying notes are an integral part of these financial statements.

F-17

Fernhill Corp & Subsidiaries

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For The Six Months Ended June 30, 2022

	Preferred Shares		Common Stock		Additional Paid-In	Accumulated	Total Stockholders'
	Shares	Value	Shares	Value	Capital	Deficit	Deficit
Balance – December 31, 2018 (Unaudited)	1,000,000	$100	1,249,995,581	$124,999	9,377,548	(9,845,782)	(343,138)

Note Conversion			90,000,000	9,000			9,000

Note Conversion			130,385,714	13,039			13,039

Stock issued for services			5,000,000	500			500

Note Conversion			88,708,724	8,875	(8,871)		4

Net Loss December 31, 2019						(56,676)	(54,767)

Balance-December 31, 2019 (Unaudited)	1,000,000	$100	1,564,089,724	$156,409	9,368,677	(9,900,458)	(375,272)

Net Loss December 31, 2020						(37,321)	(37,321)

Balance-December 31, 2020 (Unaudited)	1,000,000	$100	1,564,089,724	$156,409	9,368,677	(9,944,698)	(419,512)

Note Conversion			220,639,644	22,064			22,064

Stock issued for services			136,146,507	13,615			13,615

Stock issued for Acquisition			288,065,745	28,807	10,972,997	153,526	11,155,330

Note Conversion			28,859,638	2,886	230,950		233,386

Net Income December 31, 2021						(181,894)	(181,894)

Balance-December 31, 2021( Unaudited)	1,000,000	$100	2,237,801,258	223,781	20,572,624	(9,973,067)	10,823,438

Note Conversion			3,861,569	386	48,486		48,782

Prior Year adjustment						(52,166)	(52,166)

Stock Issued for REG A			36,363,636	3,636	396,364		400,000

Stock issued for Services			1,704,159	170			170

Stock issued for Accounts Payable			400,000	40			40

Net Income/(Loss) June 30, 2022						(555,039)	(555,039)

Balance-June 30, 2022 ( Unaudited)	1,000,000	$100	2,280,130,622	$228,013	21,017,474	(10,580,271)	10,665,316

The accompanying notes are an integral part of these financial statements.

F-18

Fernhill Corp & Subsidiaries

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

For The Six Months Ended June 30, 2022 and June 30, 2021

(Unaudited)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

The interim financial statements of Fernhill Corp (formerly “Global Gold Corporation”) (the “Company”) have been prepared by management and are unaudited.  In the opinion of management, these financial statements reflect all adjustments of a normal recurring nature necessary for a fair presentation of the results for the interim periods presented.

Basis of Presentation

The Company has started to generate revenues from operations.  There is no bankruptcy, receivership or similar proceeding against the Company.

These unaudited financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles (“GAAP”).

Certain information of footnotes disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial reporting.  Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations or cash flows.  It is management’s opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial presentation.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a “going concern,” which assume that the Company will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations.

Several conditions and events cast doubt about the Company’s ability to continue as a “going concern.”  The Company has accumulated a deficit of approximately $10,580,271 for the period from inception, April 7, 1997, through June 30, 2022, has a liquidity problem and requires additional financing and/or sales in order to finance its business activities on an ongoing basis.  The Company is actively pursuing alternative financing and has had discussions with various third parties, although no firm commitments have been obtained.

The Company’s ability survive will depend on numerous factors, including, but not limited to, the Company’s receiving continued financial support, completing public equity financing or generating profitable operations in the future.

These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a going concern.  While management believes that the actions taken or planned will mitigate the adverse conditions and events which raise doubt about the validity of the going concern assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.

If the Company were unable to continue as a going concern, the substantial adjustments would be necessary to carrying values of the assets, the reported amounts of its liabilities, the reported revenue and expenses, and the balance sheet classifications used.

F-19

Fernhill Corp & Subsidiaries

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

For The Six Months Ended June 30, 2022 and June 30, 2021

(Unaudited)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers highly liquid financial instruments purchased with a maturity of three month or less to be cash equivalents.

Per Share Data

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by Financial Accounting Standards, ASC Topic 260, “Earnings per Share.”  Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of common shares outstanding during the year.  Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.  During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Revenue Recognition

The Company recognizes revenue on an accrual basis.  Revenue is general realized or realizable and earned when all of the following criteria are met:  1) persuasive evidence of an arrangement exists between the Company and its customers; 2) services have been rendered; 3) the price to the customer is fixed or determinable; and 4) collectability is reasonably assured.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 30, 2021. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market.  Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three, situations.

F-20

Fernhill Corp & Subsidiaries

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

For The Six Months Ended June 30, 2022 and June 30, 2021

(Unaudited)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments (continued)

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Stock-Based Compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Recent Accounting Pronouncements

The Company has evaluated recent accounting pronouncements through the filing date and believes that none of them will have a material effect on the Company’s financial statements.

NOTE 4 – PURCHASE AGREEMENT

On September 30, 2017, the Company entered into a purchase agreement pursuant to which the Company purchased 100% of Worldwide Sun LLC (“Worldwide”) from a related party.  Worldwide is a developer of solar power technology and various uses of the solar power technology. The terms of the agreement are as follows: The Company assumed a series of promissory notes which Worldwide owes to a related party in the principal amount of $155,835, and which accrue interest at 8% per annum.  The Company has assumed all liability for such promissory notes and has granted a security instrument collateralized by all the assets of the Company.

The Company acquired $36,901 in fixed assets. The Company further agreed to issue the related party 37,193,942 common shares.  The shares were valued at par value for a total of $3,719.  The shares were issued in August 2017.

The Company shall make a best effort to raise $2,000,000 in funds for the operation of Worldwide within 12 months of the agreement.  Failing such effort, the related party can unilaterally terminate the agreement by returning any shares received by reason of the agreement and releasing the security for the promissory notes and by the Company returning all trade secrets and related technology of any sort or kind it acquires and transferring back to the related party its membership interests in Worldwide.

F-21

Fernhill Corp & Subsidiaries

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

For The Six Months Ended June 30, 2022 and June 30, 2021

(Unaudited)

NOTE 4 (Continued)

On July 27, 2021, the Company completed the asset acquisition of Crypto Mining Software platform, PerfectMine.io pursuant to a technology asset purchase. The original Letter of Intent was between PerfectMine and Windstream Partners, LLC, an affiliate of Fernhill, which assigned the LOI to the Company and is to be compensated $8,000 paid as $4,000 in reimbursable due diligence fees and 400,000 restricted common shares on the basis of $0.01 per share. The acquisition was made as a deeply discounted technology acquisition of a fully developed digital asset mining operating system which also included remote configuration, management and optimization tools to simplify and automate digital asset mining operations. The purchase was $50,000 which included due diligence and related fees and expenses.

On November 15, 2021, the Company completed the acquisition of Qandlestick, LLC (New Jersey) (doing business as MainBloq) and its related subsidiaries, Qandlestick, LLC (Delaware), XSOR, LLC (Delaware) and MainBloq, Ltd. (Isle of Man). The subsidiaries were non-operational throughout the year ending December 31, 2021. The total purchase price was $15,000,000 payable as $11,000,000 in common shares of the Company, which 294,937,795 shares were issued on the basis of $ 0.037296 per share; $975,000 in notes/loans consisting of a $825,000 Seller’s Note, payable in 1 year; and a $150,000 indemnification escrow account due; $25,000 cash at closing, and a $3,000,000 Earn-out payable over a period of 2 years from the date of closing based upon meeting certain revenue benchmarks. In addition, we assumed certain debts of Qandlestick which are to be covered by the indemnification escrow as referred to above. MainBloq is a non-custody digital asset trading SaaS platform that provides algorithmic trading, smart-order routing, wallet rebalancing and risk metrics, principally for financial institutions (banks, hedge funds, crypto exchanges, prop trading firms, etc.) and the like.

Pursuant to the Qandlestick/MainBloq acquisition, we attributed $8,100,000 of the purchase price to MainBloq’s software assets and platform, which are allocated to Other Assets – Intellectual Property of the Company. Fernhill also allocated $3,900,000 of the purchase price to Good Will, which will be regularly reviewed and adjusted in subsequent reporting periods as deemed necessary. The additional $3,000,000 in potential Earn-Out Payments will be booked to Good Will at the time that any such Earn-Out is earned and paid. The liabilities that are booked pursuant to the MainBloq acquisition is $825,000 Sellers Note and $150,000 Indemnification Escrow payable, in addition to the assumption of third-party debt in the amount of $51,000, including an SBA EIDL loan in the amount of $15,000.

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES INCLUDING INTEREST

Pursuant to the convertible notes and loans outstanding as provided for in Note 9, accrued interest in the amount of  $12,290.08 has been allocated for the quarterly period ending June 30, 2022 with total accrued interest on all outstanding notes payable of $152,740,25

The Company is reviewing the balance of accounts payable and accrued interest and endeavoring to locate related documents and evidence to support this balance.  If the Company is unable to find such support for this balance, the Company may reduce this balance or write off.

F-22

Fernhill Corp & Subsidiaries

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

For The Six Months Ended June 30, 2022 and June 30, 2021

(Unaudited)

NOTE 6 – NOTES PAYABLE RELATED PARTY

In April, 2021, the Company’s obligation in the amount of $38,000 due to a previous related party named Kiran Kurian, was written-off at the lenders discretion.  December 31, 2017, the Company issued 35,714,285 shares of common stock in exchange for settlement of $10,000 of principal.

During 2021, Windstream Partners, a company owned by Fernhill’s Chairman of the Board and CEO, Chris Kern, provided two convertible notes to the Company. On July 2, 2021 - $2,000 was loaned to Fernhill at a rate of 8% per annum, has a conversion price of $0.01 per share, and has a term of one (1) year. On November 11, 2021 - $25,000 was loaned to Fernhill in a convertible note having an interest rate of 5% per annum, a conversion price of $0.05 per share, and a term of one (1) year. On January 6, 2022, $10,000 was loaned to the Company in a convertible note at 8% per annum, having a conversion price of $0.025 per share and a term of one (1) year. On February 8, 2022, $5,500 was loaned to the Company in a convertible note at 8% per annum, having a conversion price of $0.018 per share and a term of nine (9) months. On March 10, 2022, $15,000 was loaned to Fernhill in a convertible note at 8% interest per annum, having a conversion price of $0.01 per share and a term of one (1) year.

NOTE 7 – AGREEMENT PAYABLE

As of December 31, 2021 the following agreement payable to Cedat Capital is outstanding, which bears an 8% per annum interest rate and is convertible into common shares at par value. During the Year ended December 31, 2018 Cedat Capital added three additional notes in the amount $19,470.  During the year ended December 31, 2017, the Company issued 10,000,000 shares of common stock in exchange for settlement of $10,000 of principal..

For the quarterly period ending March 31, 2022, the outstanding principal balance and accrued interest on this note payable was $12,369.53 and $2,984.95, respectively. As of April 25, 2022, the total loan amount of $15,422.36, including accrued interest of $3,052.73, was paid down in a discounted settlement of $7,500 and the Company booked the discounted amount of $7,922.36 to income.

NOTE 8 – DEMAND NOTES PAYABLE

As of December 31, 2021, the following notes payable are due on demand.

The note below bears an 8% per annum interest rate and is convertible into common shares at par value. During the year ended December, 2017, $20,000 of the outstanding note was assigned to the holder of the second demand note.

Issue Date	Interest Rate	Original Principal	Current Principal Balance	Accrued Interest	Total Principal and Interest
01/31/2011	8%	$82,000	$32,754.27	$9,225.04	$41,979.30

During the year ended December 31, 2017, the Company issued 125,000,000 shares of common stock in exchange for settlement of $10,000 of principal. This note was written off and is being recategorized as a contingent liability as further outlined below.

CONTINGENT LIABILITIES

The Company has determined that it would write down the [Flannagan Enterprises] Demand Note Payable issued on 1/31/2011 having an original balance of $82,000 and a current balance of [$41,979.30] as of March 31, 2021. The full amount of [$41,979.30] will be recognized as Other Income on the Company’s financial statements and this debt will be held as a contingent liability until otherwise noted.

F-23

Fernhill Corp & Subsidiaries

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

For The Six Months Ended June 30, 2022 and June 30, 2021

(Unaudited)

NOTE 9 – CONVERTIBLE DEBT

As of June 30, 2022 the following convertible notes payable are outstanding. Each of the respective convertible notes terms are provided for below.

Issue Date	Interest Rate	Original Principal	Current Principal Balance	Accrued Interest	Total Principal and Interest
6/30/2017	8% & 18%	$140,500	$130,500	$104,400.00	$234,900.00
3/25/2021	10%	$15,750	$15,750	$1,196.1	$16,946.14
7/2/2021	5%	$2,000	$2,000	$99.45	$2,099.45
7/7/2021	6%	$50,000	$50,000	$2,942.47	$52,942.47
8/14/2021	6%	$9,356	$9,356	$492.15	$9,848.15
9/2/2021	6%	$50.000	$50,000	$2,473.97	$52,473.97
11/11/2021	8%	$25,000	$25,000	$791.10	$25.791.10
4/24/2019	8%	$12,370	$12,370	$2,906.33	$12,369.53
11/15/2021	5%	$825,000	$825,000	$25,654.11	$850,654.11
1/6/2022	8%	$10,000	$10,000	$383.56	$10,383.56
2/8/2022	8%	$5,500	$5,500	$171.18	$5,671.18
3/10/2022	8%	$15,000	$15,000	$368.22	$15,368.22

On June 30, 2017 the Company completed the acquisition of World Wide Sun, which included liabilities of $165,000 due to Adam Kovacevic having an annual interest rate of 8% per annum and being convertible into common shares of the company at a discount of 25% of the lowest three closing bid prices for the three day period one day prior to the date of the conversion notice. The loans have a term of one year, after which a default interest rate of 18% applies. After receiving additional background documentation on these loans, the principal balance was written down by $24,500 to $140,500 whereby the write down was booked to other income of the Company during 2021. In addition, we recently received information that the actual balance of this note is $130,500 based upon a previous unreported payment of $10,000 to Adam Kovacevic made in 2018.

On August 30, 2017 PBDC, LLC loaned the Company $12,500 which bears an 9.875% per annum interest rate and is convertible into common shares at a 50% discount to the last trading price prior to the date of the conversion notice. The loan has a one-year term, after which a default interest rate of 18% applies.

On March 9, 2021 and March 25, 2021 the Company received two loans in the amount of $5,750 and $10,000 respectively from Tidepool Ventures as convertible notes payable, which bears a 6% per annum interest rate and is convertible into common shares of the Company at a fixed price of $0.003. The loans were consolidated into one convertible note amounting to $15,750 and is due in 1 year, or March 24, 2022.

F-24

Fernhill Corp & Subsidiary

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

For The Six Months Ended June 30, 2022 and June 30, 2021

(Unaudited)

On July 7, 2021, Adam Kovacevic loaned the Company $50,000 which bears a 6% per annum interest rate and is convertible into common shares of the Company at a fixed price of $0.004 per share and the loan has a term of one year.

On August 14, 2021, a loan was issued to Adam Kovacevic for past due account payable unpaid for several years in the amount of $9,356 which bears a 6% per annum interest rate and is convertible into common shares at a fixed price of $0.0075 per share and the loan has a term of one year.

On September 2, 2021 Tidepool Ventures loaned the Company $50,000 which bears a 6% per annum interest rate and is convertible into common shares of the Company at a fixed price of $0.009 per share and the loan has a term of one year.

During 2021, Windstream Partners, a company owned by Fernhill’s Chairman of the Board and CEO, Chris Kern, provided two convertible notes to the Company. On July 2, 2021 - $2,000 was loaned to Fernhill at a rate of 8% per annum, has a conversion price of $0.01 per share, and has a term of one (1) year. On November 11, 2021 - $25,000 was loaned to Fernhill in a convertible note having an interest rate of 5% per annum, a conversion price of $0.05 per share, and a term of one (1) year. On January 6, 2022, $10,000 was loaned to the Company in a convertible note at 8% per annum, having a conversion price of $0.025 per share and a term of one (1) year. On February 8, 2022, $5,500 was loaned to the Company in a convertible note at 8% per annum, having a conversion price of $0.018 per share and a term of nine (9) months. On March 10, 2022, $15,000 was loaned to Fernhill in a convertible note at 8% interest per annum, having a conversion price of $0.01 per share and a term of one (1) year.

NOTE 10 – STOCKHOLDERS’ EQUITY

Common stock:

The Company is authorized to issue 3,010,000,000 shares of stock, with a par value of $0.0001, of which 10,000,000 are designated as preferred stock.  There were 2,280,130,622 common shares issued and outstanding as of June 30,2022

During the year ended December 31, 2018, the Company changed the par value used on prior common stock transactions from $0.001 to $0.0001.  The common stock and additional paid-in capital were adjusted during the quarter to reflect the current par value of $0.0001 and the December 31, 2016 common stock and additional paid-in- capital were restated, accordingly.

Preferred stock

The Company is authorized to issue 10,000,000 shares of preferred stock, with a par value of $0.0001.  On April 18, 2017, the Company issued 1,000,000 restricted Series A preferred shares to a related party.

NOTE 11 – CREATION OF SUBSIDIARIES

On June 26, 2017, the Company announced the integration of two new wholly owned subsidiaries.

The first wholly owned subsidiary, (Fern Energy Inc.) is a Nevada registered corporation that will focus on partnerships and acquisitions in the off-grid energy sector.  These potential targets may include, but are not limited to: power management, storage solutions, solar generations, and bio energy.

The subsequent subsidiary (Fern Technology Inc.) is also a Nevada registered corporation that will focus on partnerships and acquisitions in the technology space.  Fern Technology Inc. will exploit new innovative products or platforms while being poised for future growth. Note: both of these company’s charters have been revoked or permanently revoked by the State of

F-25

Fernhill Corp & Subsidiary

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

For The Six Months Ended June 30, 2022 and June 30, 2021

(Unaudited)

Nevada and are no longer active. As of December 31, 2019, due to inactivity in these initiatives, the Company has not maintained either subsidiary and they are no longer active, however, the Company may still revive both Fer Energy and Fern Technology pursue various business interests.

On July, 20, 2021, the Company announced the formation of a new wholly owned subsidiary. Crypto Mining Corp, a Wyoming registered corporation that will focus on partnerships and acquisitions in the crypto mining sector.

On November 15, 2021, the Company completed the acquisition of Qandlestick, LLC, a New Jersey Limited Liability Company, and its related subsidiaries, Qandlestick, LLC, a Delaware Limited Liability Company, XSOR, LLC a Delaware Limited Liability Company and Mainbloq, Ltd, an Isle of Man Limited Company.

NOTE 12 – RELATED PARTY TRANSACTIONS

During the six months ended June 30, 2022, Windstream Partners, owned by the Company’s Chairman and CEO provided several loans to the Company. On January 6, 2022, $10,000 was loaned to the Company in a convertible note at 8% per annum, having a conversion price of $0.025 per share and a term of one (1) year. On February 8, 2022, $5,500 was loaned to the Company in a convertible note at 8% per annum, having a conversion price of $0.018 per share and a term of nine (9) months. On March 10, 2022, $15,000 was loaned to Fernhill in a convertible note at 8% interest per annum, having a conversion price of $0.01 per share and a term of one (1) year.

On April 1, 2022 Marc Lasky was appointed President of Fernhill Corp, and agreed to an updated monthly compensation of $16,500/month. Said compensation is being accrued on a monthly basis and is unpaid. Mr. Lasky will remain as a Director of Fernhill Corp.

On April 1st, 2022 Christopher Kern was appointed as Chief Executive Officer of Fernhill Corp and agreed to an updated monthly compensation of $20,000/month. Said compensation is being accrued on a monthly basis and is unpaid. Mr. Kern will remain as Chairman of the Board of Fernhill Corp.

Through the Quarter ended June 30, 2022, the Company accrued total executive compensation payable to its officers and directors, namely Marc Lasky, in the aggregate amount of $102,000 and Windstream partners, Chris Kern, in the amount of $100,000.

Marc Lasky received $29,500 in compensation through June 30, 2022 for accrued compensation prior to April 1, 2022.

Chris Kern received $16,000 in compensation through June 30, 2022 for accrued compensation prior to April 1, 2022.

For the six months ended June 30, 2022, the Company has accrued accounts payable of $11,272.84 due to Windstream Partners (owned by Chris Kern, the Company’s Chairman and CEO) for software development expenses, hosting, and software licenses paid for on behalf of the Company.

F-26

Fernhill Corp & Subsidiary

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

For The Six Months Ended June 30, 2022 and June 30, 2021

(Unaudited)

SUBSEQUENT EVENTS

On July 7, 2022 Fernhill President/Director Marc Lasky was paid a gross amount of $7,500 of accrued salaries.

During July, 2022, Fernhill issued 3,897,118 shares to several consultants for various services including, but not limited to software development, marketing, corporate communications and business development.

F-27

QANDLESTICK, LLC FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

F-28

QANDLESTICK, LLC BALANCE SHEET

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

ASSETS	2020	2019
CURRENT ASSETS:
Cash	$-	$14,673
TOTAL CURRENT ASSETS	-	14,673
OTHER ASSETS:
Software development costs, net	453,093	240,755
TOTAL OTHER ASSETS	453,093	240,755
TOTAL ASSETS	$453,093	$255,428

F-29

	2020	2019
LIABILITIES AND PARTNERS' CAPITAL CURRENT LIABILITIES:
Accounts payable and accrued expenses	$15,767	$10,692
Credit card payable	2,503	10,705
Paycheck protection program loan	42,200	-
Loans payable	61,000	61,000
Accrued member salary	185,000	-
Member loans	140,408	140,335
Employee loans	4,551	-

TOTAL CURRENT LIABILITIES	451,429	222,732

LONG TERM LIABILITIES
EIDL loan	15,000	-

TOTAL LONG TERM LIABILITIES	15,000	-

TOTAL LIABILITIES	466,429	222,732

PARTNERS' CAPITAL:
Partners' capital	(13,336)	32,696

TOTAL LIABILITIES AND PARTNERS' CAPITAL	$453,093	$255,428

See accountant's compilation report and accompanying notes to financial statements.

F-30

QANDLESTICK, LLC STATEMENT OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
SERVICE INCOME

OPERATING EXPENSES	$-	$-
Interest and Penalties	5,049	7,393
Startup costs	40,983	7,535

TOTAL OPERATING EXPENSES	46,032	14,928

NET LOSS	$(46,032)	$(14,928)

See accountant's compilation report and accompanying notes to financial statements.

F-31

QANDLESTICK, LLC

STATEMENT OF CHANGES IN PARTNERS' CAPITAL
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

PARTNERS' CAPITAL

PARTNERS' CAPITAL AT JANUARY 1, 2019	$47,624
Less: Net loss	(14,928)
Less: Distributions	-

PARTNERS' CAPITAL AT DECEMBER 31, 2019	32,696
Less: Net loss	(46,032)
Less: Distributions	-

PARTNERS' CAPITAL AT DECEMBER 31, 2020	$(13,336)

See accountant's compilation report and accompanying notes to financial statements.

F-32

QANDLESTICK, LLC STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(46,032)	$(14,928)
Adjustments to reconcile net income to net cash provided by operating activities: (Increase) Decrease in assets:
Accounts receivable	-	-
Increase (Decrease) in Liabilities:
Accounts payable and accrued expenses	5,075	7,392
Credit card payable	(8,202)	(24,226)
Accrued member salaries	185,000	-
Employee loans	4,551	-

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	140,392	(31,762)

CASH FLOW FROM INVESTING ACTIVITIES:
Software development costs	(212,338)	(165,561)

NET CASH USED IN INVESTING ACTIVITIES	(212,338)	(165,561)

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from member loans	73	140,335
Proceeds from loans payable	-	25,000
Proceeds from EIDL loan	15,000	-
Proceeds from paycheck protection program loan	42,200	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	57,273	165,335

NET (DECREASE) IN CASH AND CASH EQUIVALENTS	(14,673)	(31,988)

CASH BEGINNING OF YEAR	14,673	46,661

CASH END OF YEAR	$-	$14,673

See accountant's compilation report and accompanying notes to financial statements.

F-33

1.     NATURE OF BUSINESS

Qandlestick, LLC (“the Company”) is a New Jersey limited liability company which was formed on June 12, 2018. The Company builds a suite of tools to enable institutions and consumers to trade digital assets with the sophistication currently reserved for insiders. Their mission is to create the foundational technology of digital asset trading.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.     USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results obtained subsequent to the date of the financial statements could differ from those estimates reported.

b.     INTANGIBLE ASSET

The Company has developed software to execute algorithmic trades which is marketed to external users. Software cost include software developer compensation, allocation to indirect overhead, software testing and other direct cost. The Company accounts for software development cost based on the stage the software is in. When the software is in the pre-technological feasibility stage it is expensed. When the software is in the stage where it is technologically feasible but not available for sale it is generally capitalized. When the software is in the available for sale stage it is expensed.

Software development costs are stated at cost less accumulated amortization. Amortization is computed using the straight-line method over the estimated useful life of the asset. Amortization expense amounted to $0 for the years ended December 31, 2020 and 2019. The Company has included accrued member salary of $185,000 and $0 in software development cost on December 31, 2020 and December 31, 2019, respectively. The accrued member salary represents developer compensation payable to a member in the LLC.

c.     REVENUE Service Revenue

The Company recognizes revenue for consulting services provided to banks and hedge funds based on actual time expended as services are rendered.

The Company plans to offer annual contracts to customers for use of their proprietary software which is designed to execute algorithmic trades. The Company will recognize revenue when the contract is signed, and client is onboarded and establishes access to their software.

The annual contracts will auto renew, and customers have the right to cancel within 30 days of their renewal date. Customers will be billed based on a tiered pricing system. The Company will charge a minimum monthly fee of $2,500 for customers that execute trades up to $10M in volume. As of December 31, 2020, the Company has not had any software revenue.

d.     INCOME TAXES

The Company is organized as a limited liability company and operates as a partnership. The partnership is not subject to income tax; rather, any income or loss generated by the Company is taxed directly to its partners.

The Company’s tax returns are filed in the U.S. federal jurisdiction and various states. Furthermore, the Company had no unrecognized tax benefits for the years ended December 31, 2020 and 2019. The Company accrued tax related interest and penalties of $5,049 and $7,393 for the years ended December 31, 2020 and 2019.

Tax returns for the years 2018-2020 are open for examination by the Internal Revenue Service.

F-34

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

3.     MEMBER LOANS

On December 31, 2020 and 2019, the Company has a loan from one of its members. The balance due on December 31, 2020 and 2019 was $140,408 and $140,335, respectively.

4.     ECONOMIC INJURY DISASTER (EIDL) LOAN

The Company was granted an EIDL loan in the amount of $15,000 in 2020 from the Small Business Administration. The loan is for a period of 30 years and has a fixed interest rate of 3.75% per annum. Payments are deferred for two years during which time interest will accrue. Payments of principal and interest are made over the remaining twenty-eight years. There is no penalty for prepayment.

5.     PAYCHECK PROTECTION PLAN LOAN

In March 2020, The Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) was passed by Congress and signed into law by the President of the United States. Part of the CARES Act was a small Business Association loan program called the Paycheck Protection Program (“PPP”). The Company with the help of a banking institution secured a loan in April 2020 in the amount of $42,200 at an interest rate of 1%. The loan has a maturity of two years from disbursement date but there’s an option to defer payment for a six-month period. The PPP Loan does have a loan forgiveness feature which enables the Company to forgive some or all of the loan if criteria are met with regards to ongoing payroll and other operating costs. In 2021, the loan was forgiven in full.

6.     LOANS PAYABLE

The company has loans of $61,000. The loans are non-interest bearing and due on demand.

7.     RELATED PARTIES

The consolidated financials for Qandlestick, LLC include MainBloq Ltd, which was not operationally active during the relevant reporting periods.

The Company has a 100% wholly owned subsidiary by the name of Qandlestick LLC that is a Delaware Limited Liability Company. The subsidiary was formed August 6, 2018 and has been inactive since inception. The entity is deemed immaterial therefore, no consolidation was required.

The Company has included accrued member salary of $185,000 and $0 in software development cost on December 31, 2020 and December 31, 2019, respectively.

8.     CONTINGENCIES

In early 2020, the spread of the coronavirus that causes COVID-19 has caused business disruption domestically in the United States, the area in which the Company primarily operates. While the disruption is currently expected to be temporary, there is considerable uncertainty around the duration. As od the date of these financial statements, it is unclear what effect the coronavirus and resulting disruptions will have on the Company’s financial conditions, results of operations and cash flows. The extent of the financial impact and duration cannot be reasonably estimated at this time.

F-35

9.     SUBSEQUENT EVENTS

The Company has evaluated subsequent events occurring after the balance sheet date through the date of January 25, 2022, which is the date the financial statements were available to be issued. Based on this evaluation, the Company has determined that no subsequent events have occurred which require disclosure in the financial statements except as disclosed below and in note 5.

On November 15, 2021, the Company entered into an agreement to sell its membership interest in the amount of $15,000,000.

F-36

QANDLESTICK, LLC FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED  JUNE 30, 2021

F-37

QANDLESTICK, LLC
BALANCE SHEET JUNE 30, 2021

ASSETS	JUNE 30, 2021	JUNE 30, 2020
CURRENT ASSETS:
Cash and cash equivalents	$43,667	$3,349

TOTAL CURRENT ASSETS	43,667	3,349

OTHER ASSETS:
Software development costs, net	453,093	240,755

TOTAL OTHER ASSETS	453,093	248,291

TOTAL ASSETS	$496,760	$251,640

See accountant's compilation report and accompanying notes to financial statements.

F-38

QANDLESTICK, LLC

BALANCE SHEET JUNE 30, 2021

LIABILITIES AND PARTNERS' CAPITAL	JUNE 30, 2021	JUNE 30, 2020

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$15,742	$10,693
Credit card payable	7,236	10,713
Paycheck protection program loan	42,200	42,200
Loans payable	61,000	-
Accrued member salary	295,000	90,000
Member loans	138,154	144,224
Payroll liabilities	2,675
Employee loans	4,551

TOTAL CURRENT LIABILITIES	566,558	297,830

LONG TERM LIABILITIES	15,000	61,000

TOTAL LONG TERM LIABILITIES	15,000	61,000

TOTAL LIABILITIES	581,558	358,830

PARTNERS' CAPITAL:
Partners' capital	(84,798)	(107,189)

TOTAL LIABILITIES AND PARTNERS' CAPITAL	$496,760	$251,640

See accountant's compilation report and accompanying notes to financial statements.

F-39

QANDLESTICK, LLC
STATEMENT OF INCOME

JUNE 30, 2021

	JUNE 30, 2021	JUNE 30, 2020

SERVICE INCOME	$93,250	$-

OPERATING EXPENSES:
Advertising and marketing	3,729	100
Bank charges and fees	416	6,414
Cloud services	4,246	0
Contractors	7,846	0
Legal & Professional Services		20,099
Guaranteed payments	110,000	90,000
Meals and entertainment	3,526	0
Office supplies and software	5,470	830
Other operating expenses	1,761	2,718
Payroll	7,500	23,522
Payroll taxes	616	1,930
Reimbursable expenses	1,069	0
Miscellaneous expenses	10,843	0
Travel	7,564	0

TOTAL OPERATING EXPENSES	164,586	145,613

LOSS FROM OPERATIONS	(71,336)	(145,613)

OTHER INCOME (EXPENSE):
Interest income	2
Interest expense	(128)	(1,808)

TOTAL OTHER INCOME (EXPENSE)	(126)	(1,808)

NET LOSS	$(71,462)	(147,421)

See accountant's compilation report and accompanying notes to financial statements.

F-40

QANDLESTICK, LLC

STATEMENT OF CHANGES IN PARTNERS' CAPITAL
FOR THE SIX MONTHS ENDED JUNE 30, 2021

	June 30, 2021	June 30, 2020

	PARTNERS' CAPITAL	PARTNERS' CAPITAL

PARTNERS' CAPITAL AT JANUARY 1	$(13,336)	$32,696

Less: Net loss	(71,462)	(147,421)

Less: Distributions	-	-

PARTNERS' CAPITAL AT JUNE 30	$(84,798)	$(114,725)

See accountant's compilation report and accompanying notes to financial statements.

F-41

QANDLESTICK, LLC

STATEMENT OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

	JUNE 30, 2021	JUNE 30, 2020
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(71,462)	$(147,421)
Adjustments to reconcile net income to
net cash provided by operating activities:
(Increase) Decrease in assets:
Accounts receivable	-
Increase (Decrease) in Liabilities:
Accounts payable and accrued expenses	(25)	-
Credit card payable	4,733	8
Accrued member salaries	110,000	90,000
PPP Loan 1		42,200
Payroll liabilities	2,675	-

NET CASH PROVIDED BY OPERATING ACTIVITIES	45,921	(15,213)

CASH FLOW FROM FINANCING ACTIVITIES:
Payments of member loans	(2,254)	3,889

NET CASH (USED IN) FINANCING ACTIVITIES	(2,254)	3,889

NET INCREASE IN CASH AND CASH EQUIVALENTS	43,667	(11,324)

CASH BEGINNING OF PERIOD	-	14,673

CASH END OF PERIOD	$43,667	$3,349

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:

Interest	$128	$1,808

See accountant's compilation report and accompanying notes to financial statements.

F-42

QANDLESTICK, LLC

NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTH ENDED JUNE 30, 2021

1.     NATURE OF BUSINESS

Qandlestick, LLC (“the Company”) is a New Jersey limited liability company which was formed on June 12, 2018. The Company builds a suite of tools to enable institutions and consumers to trade digital assets with the sophistication currently reserved for insiders. Their mission is to create the foundational technology of digital asset trading.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.     CASH AND CASH EQUIVALENTS

The company considers all liquid investments purchased with original maturity of ninety days or less to be cash equivalents.

b.     USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results obtained subsequent to the date of the financial statements could differ from those estimates reported.

c.     INTANGIBLE ASSETS

The Company has developed software to execute algorithmic trades which is marketed to external users. Software cost include software developer compensation, allocation to indirect overhead, software testing and other direct cost. The Company accounts for software development cost based on the stage the software is in. When the software is in the pre-technological feasibility stage it is expensed. When the software is in the stage where it is technologically feasible but not available for sale it is generally capitalized. When the software is in the available for sale stage it is expensed.

Software development costs are stated at cost less accumulated amortization. Amortization is computed using the straight-line method over the estimated useful life of the asset. Amortization expense amounted to $0 for the six months ended June 30, 2021. The Company has included accrued member salary of $185,000 in software development cost as of June 30, 2021. The accrued member salary represents developer compensation payable to a member in the LLC.

d.     REVENUE Service Revenue

The Company recognizes revenue for consulting services provided to banks and hedge funds based on actual time expended as services are rendered.

The Company plans to offer annual contracts to customers for use of their proprietary software which is designed to execute algorithmic trades. The Company will recognize revenue when the contract is signed, and client is onboarded and establishes access to their software.

The annual contracts will auto renew and customers have the right to cancel within 30 days of their renewal date. Customers will be billed based on a tiered pricing system. The Company will charge a minimum monthly fee of $2,500 for customers that execute trades up to $10M in volume. As of June 30, 2021 the Company has not had any software revenue.

e.     ADVERTISING COSTS

Advertising costs are expensed as incurred. For the six months ended June 30, 2021 advertising costs totaled $3,729.

F-43

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

f.      INCOME TAXES

The Company is organized as a limited liability company and operates as a partnership. The partnership is not subject to income tax; rather, any income or loss generated by the Company is taxed directly to its partners.

The Company’s tax returns are filed in the U.S. federal jurisdiction and various states. Furthermore, the Company had no unrecognized tax benefits for the six months ended June 30, 2021. The Company did not recognize any tax related interest or penalties for the period in question.

Tax returns for the years 2019-2021 are open for examination by the Internal Revenue Service.

3.     MEMBER LOANS

At June 30, 2021, the Company has a loan from one of its members. The balance due at June 30, 2021, was $138,154.

4.     ECONOMIC INJURY DISASTER (EIDL) LOAN

The Company was granted an EIDL loan in the amount of $15,000 in 2020 from the Small Business Administration. The loan is for a period of 30 years and has a fixed interest rate of 3.75% per annum. Payments are deferred for two years during which time interest will accrue. Payments of principal and interest are made over the remaining twenty eight years. There is no penalty for prepayment.

5.     PAYCHECK PROTECTION PLAN LOAN

In March 2020, The Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) was passed by Congress and signed into law by the President of the United States. Part of the CARES Act was a small Business Association loan program called the Paycheck Protection Program (“PPP”). The Company with the help of a banking institution secured a loan in April 2020 in the amount of $42,200 at an interest rate of 1%. The loan has a maturity of two years from disbursement date but there’s an option to defer payment for a six-month period. The PPP Loan does have a loan forgiveness feature which enables the Company to forgive some or all of the loan if criteria are met with regards to ongoing payroll and other operating costs. Subsequent to the period ended June 30, 2021, the loan was forgiven in full.

6.     LOANS PAYABLE

The Company has loans payable of $61,000. The loans are non-interest bearing and due on demand.

7.     RELATED PARTIES

The consolidated financials for Qandlestick, LLC include MainBloq Ltd, which was not operationally active during the relevant reporting periods.

The Company has a 100% wholly owned subsidiary by the name of Qandlestick LLC that is a Delaware Limited Liability Company. The subsidiary was formed August 6, 2018 and has been inactive since inception. The entity is deemed immaterial therefore, no consolidation was required.

The Company has included accrued member salary of $185,000 in software development cost as of June 30, 2021.

8.     CONTINGENCIES

In early 2020, the spread of the coronavirus that causes COVID-19 has caused business disruption domestically in the United States, the area in which the Company primarily operates. While the disruption is currently expected to be temporary, there is considerable uncertainty around the duration. As od the date of these financial statements, it is unclear what effect the coronavirus and resulting disruptions will have on the Company’s financial conditions, results of operations and cash flows. The extent of the financial impact and duration cannot be reasonably estimated at this time.

F-44

9.     SUBSEQUENT EVENTS

The Company has evaluated subsequent events occurring after the balance sheet date through the date of January 25, 2022, which is the date the financial statements were available to be issued. Based on this evaluation, the Company has determined that no subsequent events have occurred which require disclosure in the financial statements except as disclosed below and in Note 5.

On November 15, 2021, the Company entered into an agreement to sell its membership interest in the amount of $15,000,000.

F-45

PART III: EXHIBITS

Index to Exhibits

Exhibit		Filed Herewith	Incorporated by Reference
No.	Description	(*)	Filing Type	Date Filed
2.1	Amended and Restated Articles of Incorporation, as of May 2, 2017		1-A	09/09/2021
2.2	Amendment to Articles of Incorporation, dated June 21, 2021		1-A	09/09/2021
2.3	Bylaws		1-A	09/09/2021
4.1	Subscription Agreement		1-A	09/09/2021
6.1	Securities Purchase Agreement and Convertible Note issued to Cedat Capital on May 3, 2018		1-A	09/09/2021
6.2	Securities Purchase Agreement and Convertible Note issued to Cedat Capital on May 16, 2018		1-A	09/09/2021
6.3	Securities Purchase Agreement and Convertible Note issued to Cedat Capital on May 29, 2018		1-A	09/09/2021
6.4	Convertible Promissory Note issued to PBDC LLC on August 30, 2017		1-A	09/09/2021
6.5	Convertible Promissory Notes Issued to Tide Pool Venture Corporation on August 1, 2017 and August 29, 2017		1-A	09/09/2021
6.6	Convertible Promissory Note issued to World Market Ventures, LLC on August 30, 2017		1-A	09/09/2021
6.7	Convertible Promissory Note issued to World Market Ventures, LLC on August 30, 2018		1-A	09/09/2021
6.8	Convertible Promissory Note issued to Tide Pool Venture Corporation on March 25, 2021		1-A	09/09/2021
6.9	Convertible Promissory Note issued to Adam Kovacevic on July 6, 2022		1-A	09/09/2021
6.10	Signed Letter entering into the Crypto Climate Accord, dated June 24, 2021		1-A	09/09/2021
6.11	Promissory Note dated November 15, 2021 and issued in conjunction with the purchase of Qandlestick, LLC, and its affiliated subsidiaries		1-A/A	11/22/2021
6.12	Convertible Promissory Note issued to Boot Capital LLC on September 26, 2022		1-A POS	10/07/2022
7.1	Asset Purchase Agreement between the Company and Crypto Mining Corp., dated July 21, 2021		1-A	09/09/2021
7.2	Membership Interest Purchase Agreement for the purchase of Qandlestick, LLC, and its affiliated subsidiaries, dated November 15, 2021		1-A/A	11/22/2021
12.1	Legal Opinion and Consent of JDT Legal, PLLC	*

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